As filed with the Securities and Exchange Commission on November 8, 1996


                                                      Registration No. 333-09349
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                 AMENDMENT NO. 3

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                             AVAX TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

                                   -----------

          Delaware                         8731                   13-3575874
      (State or other                (Primary Standard        (I.R.S. Employer
      jurisdiction of                    Industrial            Identification
incorporation or organization)   Classification Code Number)       Number)

                                    4520 Main
                                    Suite 930
                              Kansas City, MO 64111
                                 (816) 960-1333

       (Address and telephone number of Small Business Issuer's principal executive offices and principal place of business)

                                   -----------

                             JEFFREY M. JONAS, M.D.
                      President and Chief Executive Officer
                                    4520 Main
                                    Suite 930
                              Kansas City, MO 64111
                                 (816) 960-1333
            (Name, address and telephone number of agent for service)

                                   -----------

                                    Copy to:

                                  IRA L. KOTEL
                            Roberts, Sheridan & Kotel
                           A Professional Corporation
                          640 Fifth Avenue, 15th floor
                            New York, New York 10019
                                 (212) 262-5700

                                   -----------

                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                   -----------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

--------------------------------------------------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                             AVAX TECHNOLOGIES, INC.

                              CROSS-REFERENCE SHEET

                  Showing Location in Prospectus of Information
                         Required by Items of Form SB-2


         Form SB-2 Registration Statement and Heading                  Heading or Location in Prospectus
         --------------------------------------------                  ---------------------------------
1.  Front of Registration Statement and Outside Front       Front of Registration Statement and Outside Front
    Cover of Prospectus ..................................  Cover of Prospectus
2.  Inside Front and Outside Back Cover Pages of
    Prospectus............................................  Inside Front Cover Page of Prospectus; Additional
                                                            Information
3.  Summary Information and Risk Factors..................  Prospectus Summary; Risk Factors
4.  Use of Proceeds.......................................  Use of Proceeds
5.  Determination of Offering Price.......................  Inapplicable
6.  Dilution..............................................  Inapplicable
7.  Selling Security Holders..............................  Selling Securityholders
8.  Plan of Distribution..................................  Plan of Distribution
9.  Legal Proceedings.....................................  Business - Legal Proceedings
10. Directors, Executive Officers, Promoters and
    Control                                                 Management
    Persons...............................................
11. Security Ownership of Certain Beneficial Owners
    and                                                     Principal Stockholders
    Management............................................
12. Description of Securities.............................  Description of Securities
13. Interest of Named Experts and Counsel.................  Legal Counsel
14. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities........  Management
15. Organization Within Last Five Years...................  Certain Transactions
16. Description of Business...............................  Prospectus Summary; Management's Discussion
                                                            and Analysis of Financial Condition and Plan of
                                                            Operations; Business
17. Management's Discussion and Analysis or Plan of         Management's Discussion and Analysis of
    Operation.............................................  Financial Condition and Plan of Operations
18. Description of Property...............................  Business - Facilities
19. Certain Relationships and Related Transactions........  Certain Transactions
20. Market for Common Equity and Related                    Prospectus Summary; Description of Securities;
    Stockholder                                             Selling Securityholders; Shares Eligible for Future
    Matters...............................................  Sales; Plan of Distribution
21. Executive Compensation................................  Management--Executive Compensation
22. Financial Statements..................................  Financial Statements
23. Changes In and Disagreements With Accountants
    on Accounting and Financial Disclosure................  Inapplicable

                                                                      PROSPECTUS


                  Subject to Completion, Dated November 8, 1996


                             AVAX TECHNOLOGIES, INC.
                        14,885,088 Shares of Common Stock

This Prospectus relates to the offer (the "Offering") by the securityholders named herein under the caption "Selling Securityholders" (collectively, the "Selling Securityholders") for sale to the public of the following securities of AVAX Technologies, Inc. (the "Company"): (i) 571,698 shares of the Company's common stock, par value $.002 per share (the "Common Stock"); (ii) 12,959,900 shares of Common Stock issuable upon conversion of currently outstanding shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company ("Series B Preferred Stock"); and (iii) 1,353,490 shares of Common Stock issuable upon (a) the conversion of shares of Series B Preferred Stock of the Company issuable upon exercise of the warrants issued to the placement agent of the Series B Offering described herein (the "Series B Placement Warrants") and
(b) exercise of warrants issued to the placement agent for certain bridge financing transactions of the Company described herein (the "Bridge Placement Warrants," and together with the Series B Placement Warrants, the "Placement Warrants"). The number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Placement Warrants is subject to adjustment in certain events.

The Company will not receive any proceeds from the sale of shares of Common Stock. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds (after estimated offering expenses of this Offering of approximately $300,000) for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $2,850,000. Whether, how and to what extent any of the Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.

The Selling Securityholders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the Common Stock within the meaning of the Securities Act of 1933. It is anticipated that usual and customary brokerage fees will be paid by the Selling Securityholders in all open market transactions. The Company will pay all other expenses of this Offering. See "Plan of Distribution."

The Company will inform the Selling Securityholders that the anti-manipulation provisions of Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934 may apply to the sales of their shares offered hereby. The Company also will advise the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the shares offered hereby.

The Company is in the research and development stage, has not had any operating revenues, and at June 30, 1996, had an accumulated deficit of approximately $2,222,257. The Company is continuing to incur losses and expects to incur significantly increasing additional losses for the foreseeable future.

Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that such a market will develop or, if developed, that it will be sustained. Certain market makers who have expressed an interest in making a market in the Common Stock have applied for unlisted trading of the Common Stock on the OTC Bulletin Board(R) Service (the "OTC Bulletin Board") under the symbol "AVAX," and it is expected that such trading will be approved by the OTC Bulletin Board shortly after the date of this Prospectus. The Company also has applied for listing of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market(R) ("Nasdaq National Market"). However, because of the absence of any prior trading history for the Common Stock, Nasdaq has advised the Company that if and when the minimum bid price for the Common Stock is quoted consistently on the OTC Bulletin Board for $3.00 or more for a 20- to 30-trading day period, Nasdaq will consider the Company's application. There can be no assurance that the minimum bid price will be consistently quoted at $3.00 or more for a 20- to 30-trading day period on the OTC Bulletin Board, or, if such trading occurs, that the Common Stock will be listed subsequently on the Nasdaq National Market. The prices of the Common Stock which may be obtained on any such market are not necessarily related to the Company's assets, book value, results of operations or any other established criteria of value, and should not be regarded as any indication of future market price of the Common Stock. See "Risk Factors," "Description of Securities" and "Plan of Distribution."

----------
THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                                   ----------

  THE COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                   ----------


                 The date of this Prospectus is November 8, 1996

                              AVAILABLE INFORMATION

The Company currently is not a reporting company, and, accordingly, it is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. However, the Company intends to furnish to registered holders of Common Stock, annual reports containing financial statements examined by an independent accounting firm and quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto being herein referred to as the "Registration Statement") under the Securities Act of 1933. The Registration Statement, as well as other reports and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements regarding registrants that file electronically with the Commission.

                               PROSPECTUS SUMMARY

The following summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus, including, without limitation, the information under "Risk Factors," or incorporated herein by reference, and, accordingly, should be read in conjunction therewith.


                                 COMPANY SUMMARY

AVAX Technologies, Inc. ("AVAX" or the "Company"), is a development stage biopharmaceutical company which intends to acquire rights to, and to develop, technologies and products for the treatment of cancer. The Company initially intends to focus its efforts primarily on the development of immunotherapies for cancer, which is a rapidly developing segment of the cancer therapeutic market.

The Company has licensed (the "TJU License") from Thomas Jefferson University ("TJU") an issued U.S. patent and certain patent applications covering a process for the modification of a patient's own tumor cells into a cancer vaccine. This process allows the Company to produce an autologous cell vaccine (an "AC Vaccine") that attempts to stimulate the patient's own immune system to eliminate the cancer. This technology has emerged from research conducted at the Jefferson Cancer Center of TJU. The technology primarily involves the removal of a patient's own tumor cells, conjugating them to a small molecule known as a hapten, and reintroducing the product back into the patient. The approach is based on the premise that a patient's immune response to a strongly immunogenic, hapten conjugated tumor antigen may be followed by the development of an immune response to the unmodified tumor antigen, somewhat analogous to the phenomenon of drug-induced autoimmune disease. The Company's initial AC Vaccine, AC MelaVax(TM), is currently undergoing a physician-sponsored human clinical trial based on an experimental protocol at TJU Hospital as an outpatient, post-surgical, adjunct therapy for the treatment of malignant melanoma, and is believed by the Company to be the first therapeutic cancer vaccine to show a substantial increase in the survival rate for patients with melanoma. In such ongoing clinical trial at the Thomas Jefferson Medical Center, 150 malignant melanoma patients have been treated post-surgically on an outpatient basis with AC MelaVaxTM. In 62 patients with stage 3 melanoma for whom there has been sufficient time for long-term follow-up, the four-year survival rate is approximately 60%. This compares with the historical and control group survival rate of approximately 20%, and the survival rate for treatment with high dose alpha interferon of approximately 32%. The Company believes that the results to date of the ongoing clinical trial represent the first substantial increase in survival for malignant melanoma patients treated by immunotherapy. In the 150 patients treated in the study, the Company believes that only relatively minor side effects, such as soreness and swelling at the site of the application of the AC MelaVaxTM vaccine, have been witnessed to date.

Although TJU and Dr. David Berd, a clinical oncologist at the Jefferson Cancer Center of TJU and inventor of the Company's AC Vaccine technology, have conducted the ongoing clinical trial at TJU Hospital pursuant to an FDA-approved, physician-sponsored Investigational New Drug Application ("IND"), to date, the Company has not had any direct contact with the FDA concerning the clinical results obtained with AC MelaVax(TM). However, it is the Company's intention to use the results of the TJU clinical trial to support the submission of a Company-sponsored IND to the FDA. The purpose of the IND submission will be to seek FDA approval to enter AC MelaVax(TM) into Phase II/III or Phase III multi-center clinical trials. Although there can be no assurance of such FDA approval, if successful in obtaining clearance to commence such Company-sponsored IND, it is the Company's intention to use the results of these Company-sponsored clinical trials along with the results of the clinical trial conducted at TJU, as the basis for the filing of a New Drug Application ("NDA") for FDA approval to market AC MelaVax(TM). The Company also may pursue a similar regulatory approval and commercialization strategy for AC MelaVax(TM) in Australia and certain countries in Europe through corporate partnering strategies, although such strategies have not yet been finalized or initiated. Denial of any regulatory approvals or any significant delays in obtaining any of the same, would have a material adverse effect on the Company.


AC MelaVax(TM) is a trademark of the Company. This Prospectus also includes trademarks of other companies.

The Company also believes that the AC Vaccine technology possibly may have applications in the treatment of other cancers such as lung, breast, colon and prostate cancers. Accordingly, in addition to continuing the clinical work on AC MelaVax(TM) for melanoma, the Company also has entered into a sponsored research agreement with TJU relating to the development of additional immunotherapies based on the AC Vaccine technology. If appropriate, the Company intends to fund the preclinical and initial clinical development of these technologies. In order to contain costs, the Company may use sponsored research agreements and contract research organizations to help it develop its technologies. At the appropriate time the Company may seek corporate partners to provide the necessary resources and expertise for clinical development and to market and distribute products. In addition, the Company may seek to explore the acquisition and subsequent development and commercialization of additional commercially promising immunotherapy and adjuvant technologies. No assurance can be given that the Company will have the requisite resources or that any such projects will be identified on terms favorable to the Company, if at all.

The Company was incorporated in the State of New York on January 12, 1990, under the name Nehoc, Inc. On May 29, 1992, it changed its name to Appex Technologies, Inc. On October 22, 1992, the Company merged into Walden Laboratories, Inc. ("Walden"), a Delaware corporation, which was incorporated on September 18, 1992. On December 27, 1995, Walden sold its former leading product under development, an over-the-counter nutritional dietary, medicinal and/or elixorative food supplement or drug and related patents and intellectual property to a subsidiary of Interneuron Pharmaceuticals, Inc. The Company changed its name from Walden Laboratories, Inc., to AVAX Technologies, Inc., effective March 26, 1996.

The Company's office is located at 4520 Main, Suite 930, Kansas City, Missouri 64111. Its telephone number at that address is (816) 960-1333.

                                OFFERING SUMMARY


Common Stock Outstanding
  as of September 30, 1996:         6,222,316 shares of Common Stock, including
                                    571,698 shares of currently outstanding
                                    shares of Common Stock directly held by the Selling Securityholders.(1)


Common Stock Offered
  by Selling Securityholders:       14,885,088 shares of Common Stock.


Risk Factors:                       The securities offered hereby involve a high
                                    degree of risk. See "Risk Factors."

OTC Bulletin Board                  AVAX.
  Symbol:

Use of Proceeds:                    The Company will not receive any proceeds
                                    from the sale of shares of Common Stock. The
                                    Company is not expected to receive any
                                    proceeds from the exercise of the Placement
                                    Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement
                                    Warrants are exercised for cash, the Company intends to use such net cash proceeds (after estimated offering expenses of this Offering of approximately $300,000) for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $2,850,000. Whether, how and to what extent any of the Placement
                                    Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company. See
                                    "Use of Proceeds," "Certain Transactions,"
                                    "Selling Securityholders" and "Description of Securities."




----------------
     (1) Does not include (i) 12,959,900 shares of Common Stock issuable upon conversion of currently outstanding shares of Series B Preferred Stock,
     (ii) 1,353,490 shares of Common Stock issuable upon (a) exercise of Bridge Placement Warrants and (b) conversion of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants, (iii) 60,000 shares of Common Stock issuable upon exercise of outstanding stock options at an exercise price of $0.60 per share under the Company's 1992 Stock Option Plan, (iv) 815,000 shares of Common Stock reserved for issuance of future options under the Company's 1992 Stock Option Plan, (v) 1,092,745 shares of Common Stock reserved for issuance pursuant to the employment arrangements among the Company and certain of its full-time employees and officers, and (vi) approximately 294,317 shares of Common Stock issuable upon exercise of the Shear Kershman Warrants, the Castelli Warrants, the Series A Placement Warrants, the Bridge Placement Warrants and the Meyerson Warrants as described below. See "Executive Compensation" and "Description of Securities."

                            SUMMARY OF FINANCIAL DATA



The following table presents historical financial information derived from the financial statements of the Company.

                                                                                    Six Months
                                                                                      Ended
                                                 Year Ended December 31              June 30
                                                 -----------------------     -----------------------
                                                   1994          1995          1995          1996
                                                 ---------     ---------     ---------     ---------
Statement of Operations Data:
Gain from sale of product ...................  $      --     $ 1,951,000   $      --     $      --
Total operating income (loss) ...............     (720,815)    1,521,243      (161,546)     (460,259)
Net income (loss) ...........................     (781,221)    1,380,751      (200,140)     (505,077)
Net income (loss) per common share ..........         (.12)          .09          (.03)         (.27)
Net income (loss) attributable to common
   stockholders .............................     (781,221)      642,283      (200,140)   (1,636,821)
Weighted average number of shares outstanding    6,526,807     6,771,129     6,339,785     5,978,124


                                                      December 31, 1995           June 30, 1996
                                                      -----------------           -------------
                                                           Actual                   Actual
                                                           ------                   ------
Balance Sheet Data:
Cash and cash equivalents ..................            $       503              $ 20,968,831
Current Assets .............................                908,503                21,952,624
Total assets ...............................              1,973,568                23,084,002
Loan and notes payable .....................               (857,000)                     --
Total current liabilities ..................              1,569,717                 1,209,231
Deficit accumulated during development stage             (1,717,180)               (2,222,257)
Stockholders equity ........................                 22,568                20,743,698

-------------
(1) See Note 1 to Financial Statements for an explanation of the determination of shares used in computing Net income (loss) per share.

                                  RISK FACTORS


An investment in the shares of Common Stock offered hereby is highly speculative in nature, involves a high degree of risk and should not be purchased by persons who cannot afford a loss of their entire investment. Each prospective investor should consider carefully the risks inherent in and affecting both the business of the Company and the value of the Common Stock and speculative factors including, without limitation, the following risk factors, as well as other information contained elsewhere in this Prospectus before making an investment in the Common Stock.

HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY

The Company has incurred substantial operating losses since its inception. As of June 30, 1996, the Company's accumulated deficit was approximately $2,222,257. The Company expects to incur significant increasing operating losses over the next several years, primarily due to the expansion of its research and development programs, including preclinical studies and clinical trials for the AC MelaVaxTM product and other products that it may acquire or develop. The Company's ability to achieve profitability depends upon, among other things, its ability to discover and develop products, obtain regulatory approval for its proposed products, and enter into agreements for product development, manufacturing and commercialization. The Company's AC MelaVaxTM product does not currently generate revenue and the Company does not expect to achieve revenues from this or other products for the foreseeable future. Moreover, there can be no assurance that the Company will ever achieve significant revenues or profitable operations from the sale of AC MelaVaxTM or any other products that it may develop.

NEED FOR ADDITIONAL FINANCING; ISSUANCE OF SECURITIES; FUTURE DILUTION

In the future, the Company may require substantial additional financing to continue research, undertake product development and to pursue the manufacturing and marketing of any products that it may develop. The Company anticipates that further funds may be raised through additional debt or equity financings conducted by the Company, or through collaborative ventures entered into between the Company and potential corporate partners. However, there can be no assurance that any such offering will be consummated or that the Company will otherwise be able to obtain additional financing or that such financing, if available, can be obtained on terms favorable or acceptable to the Company. If such offerings are not consummated or additional financing is not otherwise available, the Company will be required to modify its business development plans or reduce or cease certain or all of its operations.

While the Company may seek to enter into collaborative ventures with corporate sponsors to fund some or all of its research and development activities, as well as to manufacture or market any products which may be successfully developed, the Company currently does not have any such arrangements with corporate sponsors, and there can be no assurance that the Company will be able to enter into such ventures on favorable or acceptable terms, if at all. In addition, no assurance can be given that the Company will be able to complete a subsequent public offering or private placement of its securities. Failure by the Company to enter into such collaborative ventures or to receive additional funding to complete its proposed product development programs either through a private placement or a public offering could have a material adverse effect on the Company. In the event that the Company obtains any additional funding, such financings may have a dilutive effect on the holders of the Common Stock. See "Risk Factors--Dependence on Third Parties for Additional Funds and for Manufacturing, Marketing and Selling".

In addition, the Company currently has an employee stock option plan under which its officers and directors will be eligible to receive stock options exercisable for Common Stock at exercise prices which may be lower than the current market price of the Common Stock. Similarly, under employment arrangements with certain full-time employees and officers of the Company, the Company has granted such employees and officers options for Common Stock at exercise prices that may be lower than the prevailing market price of the Common Stock from time to time. Such stock option grants under the employee stock option plan if any, and to certain of the full-time employees and officers of the Company, may dilute the value of the Common Stock. See "Management" and "Description of Securities-1992 Stock Option Plan; Other Options."

DEVELOPMENT STAGE COMPANY

Although the Company was organized in January 1990, it has only conducted limited research and development activities and has not generated any significant revenues to date from operations. Accordingly, the Company must be evaluated in light of the expenses, delays, uncertainties and complications typically encountered by newly established biopharmaceutical businesses, many of which uncertainties and complications may be beyond the Company's control. These include, but are not limited to, unanticipated problems relating to product development, testing, regulatory compliance, manufacturing, marketing and competition, and additional costs and expenses that may exceed current estimates. There can be no assurance that the Company will successfully develop and commercialize any products, generate any revenues or ever achieve profitable operations. See "Business."

TECHNOLOGICAL UNCERTAINTY AND EARLY STAGE OF PRODUCT DEVELOPMENT

The technologies and products which the Company intends to develop are in early the stages of research and development, require significant further research, development and testing and are subject to the risks of failure inherent in the development of products based on innovative or novel technologies. These risks include, but are not limited to, the possibility that any or all of the Company's proposed products will be found to be ineffective or unsafe, that the products once developed, although effective, are uneconomical to market, that third parties hold proprietary rights that preclude the Company from marketing such products or that third parties market a superior or equivalent product.

The Company's agreement with TJU, its licensor for the AC Vaccine technology, does not contain any representations by the licensor as to the safety or efficacy of the inventions or discoveries covered thereby. The Company is unable to predict whether the research and development activities it is funding will result in any commercially viable products or applications. Further, due to the extended testing required before marketing clearance can be obtained from the United States Food and Drug Administration (the "FDA") or other similar agencies, the Company is not able to predict with any certainty, when, if ever, it will be able to commercialize any of its proposed products.

The market for biotechnology in general, and for cancer immunotherapies such as the AC Vaccine technology and its possible future products, in particular, are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company's future success will depend upon its ability to develop and commercialize its existing product and to develop new products and features. There can be no assurance that the Company will successfully complete the development of its existing product or of any future product or that the Company's current or future products will achieve market acceptance. Any delay or failure of AC MelaVaxTM or of any future product which the Company may develop in achieving market acceptance would materially and adversely affect the Company's business. In addition, there can be no assurance that products or technologies developed by others will not materially render the Company's existing or future products or technologies non-competitive or obsolete.

This Prospectus includes estimates by the Company of the number of patients with a particular type of cancer or other diseases, the number of patients who were administered a particular vaccine or drug and the number of patients who received or might have been candidates for a particular type of treatment. There can be no assurance that such estimates accurately reflect the true market or the extent to which any of the Company's products, if successfully developed, will actually be used by patients. Furthermore, even if patient use occurs, there can be no assurance that the Company's sales of its products for such uses will be profitable. Failure of the Company to successfully develop, obtain regulatory approval for, introduce and market AC MelaVax(TM) and any possible future products would have a material adverse effect on the Company.

GOVERNMENT REGULATION; NO ASSURANCE OF PRODUCT APPROVAL

The proposed products of the Company will be subject to very stringent federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and their state and local counterparts. Similar regulatory frameworks exist in other countries where the Company may consider marketing its products. To date, while TJU has conducted its clinical trials pursuant to an FDA-approved physician sponsored Investigational New Drug Application ("IND"), the Company has not had any direct contact with the FDA concerning AC MelaVax(TM). However, prior to marketing AC MelaVax(TM) or any other possible product the Company may develop, such product must undergo an extensive regulatory approval process. Any denials or delays in obtaining requisite approvals would be likely to have a material adverse effect on the Company.

The regulatory process includes preclinical and clinical testing of any product to establish its safety and efficacy. This testing can take many years and require the expenditure of substantial capital and other resources. Delays or denials of marketing approval are encountered regularly due to the submission of unacceptable or incomplete data as deemed by the FDA or other similar regulatory agency, or due to regulatory policy for product approvals. These delays may be encountered both domestically and abroad. There is no assurance that even after clinical testing, regulatory approval will ever be obtained. If obtained, regulatory approval may provide limitations on the indicated uses for which any products may be marketed. Following regulatory approval, if any, a marketed product and its manufacturer are subject to continual regulatory review.

Later discovery of problems with a product or manufacturer may result in restrictions on such product or manufacturer. These restrictions may include withdrawal of the marketing approval for the product. In addition, new government regulations may be established that could delay or prevent regulatory approval of the Company's products under development. Failure of the Company to obtain and maintain regulatory approval of its proposed products, processes or facilities would have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, many academic institutions and companies doing research in the field of cancer immunotherapy are using a variety of approaches and technologies. Any adverse results obtained by such researchers in preclinical or clinical studies, even if not directly or indirectly related to the Company's potential products or approaches, could adversely affect the regulatory environment for gene immunotherapy products generally, and possibly lead to delays in the approval process for the Company's potential products. See "Business--Government Regulation."

DEPENDENCE ON OTHERS FOR CLINICAL DEVELOPMENT OF, REGULATORY APPROVALS FOR, AND MARKETING OF PHARMACEUTICAL PRODUCTS

The Company anticipates that it may in the future seek to enter into collaborative agreements with pharmaceutical or other biotechnology companies for the development of, clinical testing of, seeking of regulatory approval for, and manufacturing, marketing and commercialization of, certain of its products. The Company may in the future grant to its collaborative partners, if any, rights to license and commercialize any pharmaceutical products developed under these collaborative agreements and such rights would limit the Company's flexibility in considering alternatives for the commercialization of such products. Under such agreements, the Company may rely on its collaborative partners to conduct research efforts and clinical trials on, obtain regulatory approvals for, manufacture, market and commercialize certain of the Company's products. Although the Company believes that its collaborative partners may have an economic motivation to commercialize the pharmaceutical products which they may license, the amount and timing of resources devoted to these activities generally will be controlled by each such individual partner. There can be no assurance that the Company will be successful in establishing any collaborative arrangements, or that, if established, such future partners will be successful in commercializing products or that the Company will derive any revenues from such arrangements. Although the Company intends to pursue such collaborative arrangements in the future, there are no specific arrangements, proposals, plans or understandings with respect to any such collaborative arrangements.

DEPENDENCE ON THIRD PARTIES FOR ADDITIONAL FUNDS AND FOR MANUFACTURING, MARKETING AND SELLING

The Company currently does not have the resources to directly manufacture, market or sell AC MelaVax(TM) or any products it may develop in the future. Accordingly, the Company may be dependent on corporate partners or other entities for, and may have only limited control over, commercial scale manufacturing, marketing and selling of its products. The inability of the Company to acquire such third party manufacturing, distribution, marketing and selling arrangements for the Company's anticipated products will have a material adverse effect on the Company's business. There can be no assurance that the Company will be able to enter into any arrangements for the manufacturing, marketing and selling of its products. In the event the Company determines to establish a manufacturing facility, it will require substantial additional funds, the hiring and retention of significant additional personnel and compliance with extensive regulations applicable to such a facility. There can be no assurance that the Company will be able to successfully establish such a facility and if established, that it will be able to successfully manufacture products for sale at competitive prices. See "Business--Manufacturing and Marketing."

DEPENDENCE ON LICENSE AND SPONSORED RESEARCH AGREEMENTS

The Company is dependent upon the TJU License as the basis of its proprietary technology and is dependent upon a sponsored research agreement with TJU for its research and development efforts. The TJU License requires the payment of an up-front license fee, the use of due diligence in developing and bringing products to market and to make certain milestone payments. The Company is also obligated to make royalty payments on the sales, if any, of products resulting from such licensed technology and, is responsible for the costs of filing and prosecuting patent applications and maintaining issued patents. In addition, the Company is required to invest a minimum amount per year in the AC Vaccine technology as well as sponsored research at TJU. As the Company currently does not have laboratory facilities, certain research and development activities are intended to be conducted by universities or other institutions pursuant to sponsored research agreements. The sponsored research agreement entered into by the Company, TJU and Dr. Berd generally requires periodic payments by the Company to TJU on a quarterly basis. If the Company does not meet its financial obligations under either its license agreement or its sponsored research agreement in a timely manner, the Company could lose the rights to its proprietary technology or the right to have TJU conduct its research and development efforts.

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

The biotechnology industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. The success of the Company will depend in large part on its ability, on the ability of its current licensor, TJU, and on the ability of its potential future licensors, if any, to obtain patents, defend such patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and in foreign countries. The patent position of firms relying upon biotechnology is highly uncertain and involves complex legal and factual questions. To date there has emerged no consistent policy regarding the breadth of claims allowed in biotechnology patents or the degree of protection afforded under such patents. The Company relies on TJU's issued patent for the AC Vaccine technology and may rely on certain United States patents and pending patent applications, as well as a pending foreign Patent Cooperation Treaty ("PCT") application, relating to various aspects of its present and future products and processes. The patent application and issuance process can be expected to take several years and could entail considerable expense to the Company, as it may be responsible for such costs under the terms of any technology agreements. Additionally, the foreign PCT application may be more difficult to obtain and may take a longer amount of time and entail more costs because this foreign PCT application was first filed on June 7, 1995, and may be considered filed late. There can be no assurance that patents will issue as a result of any applications or that the existing patents and any patents resulting from such applications, will be sufficiently broad to afford protection against competitors with similar technology. In addition, there can be no assurance that such patents will not be challenged, invalidated, circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. The commercial success of the Company will also depend upon avoiding infringement of patents issued to competitors. A United States patent application is maintained under conditions of confidentiality while the application is pending, so the Company cannot determine the inventions being claimed in pending patent applications filed by third parties.

Litigation may be necessary to defend or enforce the Company's patent and license rights or to determine the scope and validity of others' proprietary rights. Defense and enforcement of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of substantial resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties, or require the Company to alter its products or processes, or cease altogether any related research and development activities or product sales, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. See "Business -- Patents and Proprietary Technology."

To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to any of the proposed projects of the Company, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company.

LACK OF MANAGEMENT AND EMPLOYEES

The Company has only four full time employees, which includes its President and Chief Executive Officer, Jeffrey M. Jonas, M.D., its Chief Financial Officer, David L. Tousley, and its Executive Vice President, Ernest W. Yankee, Ph.D. The Company's other officers, directors and scientific advisors work for the Company on a part-time basis only and for the most part are involved with other substantially full-time activities.

DEPENDENCE UPON KEY PERSONNEL AND CONSULTANTS

The Company will be highly dependent upon its officers and directors, as well as its Scientific Advisory Board members, consultants and collaborating scientists. Except for its four full-time employees, each of the Company's officers, directors, advisors and consultants devotes only a portion of his or her time to the Company's business. The loss of certain of these individuals, including, without limitation, Jeffrey M. Jonas, M.D., the Company's President and Chief Executive Officer, would have a material adverse effect on the Company. The Company does not maintain key-man life insurance policies on any of such personnel. In addition, each of the Company's full-time employees and officers have only recently joined the Company. Although the Company has entered into letters of employment with its full-time employees and officers, such letters of employment do not contain provisions which would prevent any of them from resigning at any time. See "Management".

Competition for qualified employees among pharmaceutical and biotechnology companies is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a material adverse effect on the Company. There can be no assurance that the Company will be able to retain its existing personnel or to attract additional qualified employees and such failure likely would have a material adverse effect on the Company. Currently, the Company does not have "key-man" insurance for Dr. Jonas.

LACK OF FACILITIES

The Company currently has no permanent laboratories. With the exception of a sponsored research program currently being conducted at TJU, it is currently anticipated that the Company's research and product development activities will require that the Company equip and maintain a laboratory facility for use by the Company's scientists, if and when such persons are hired by the Company.

COMPETITION

The Company's proposed cancer immunotherapy business is characterized by intensive research efforts and intense competition. Many companies, research institutes, hospitals and universities are working to develop products and processes in the Company's fields of research. Most of these entities have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than the Company. Certain of such companies have experience in undertaking testing and clinical trials of new or improved products similar in nature to that which the Company is developing. In addition, certain competitors have already begun testing similar compounds or processes and may introduce such products or processes before the Company. Accordingly, other companies may succeed in developing products earlier than the Company or that are more effective than those proposed to be developed by the Company. Further, it is expected that competition in the Company's field will intensify. There can be no assurance that the Company will be able to compete successfully in the future. See "Business--Competition."

RISK OF PRODUCT LIABILITY; NO INSURANCE

Should the Company develop and market any products, the marketing of such products, through third-party arrangements or otherwise, may expose the Company to product liability claims. The Company does not presently carry product liability insurance. Prior to the first clinical testing by the Company of AC MelaVax(TM), the Company's licensor requires that the Company obtain product liability insurance. There can be no assurance that the Company will be able to obtain such insurance or, if obtained, that such insurance can be acquired in sufficient amounts to protect the Company against such liability or at a reasonable cost. In the event that the Company is unable to obtain such insurance, there can be no assurance that the Company will have sufficient resources to satisfy any liability resulting from such product liability claims or would be able to have its customers indemnify or insure the Company against such claims. The Company is required to indemnify TJU against any product liability claims incurred by them as a result of the products developed by the Company. TJU has not made, and is not expected to make, any representations as to the safety or efficacy of the inventions covered by the license or as to any products which may be made or used under rights granted therein or thereunder.

UNCERTAINTY OF PRODUCT PRICING AND REIMBURSEMENT; HEALTH CARE REFORM AND RELATED MEASURES

The levels of revenues and profitability of pharmaceutical and/or biotechnology products and companies may be affected by efforts of governmental and third party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. Presently, the United States Congress is considering a number of legislative and regulatory reforms that may effect companies engaged in the health care industry in the United States. Pricing constraints on the Company's products, if approved, could have a material adverse effect on the Company. Although the Company cannot predict whether these proposals will be adopted or what effects such proposals may have on its business, the existence and pendency of such proposals could have a material adverse effect on the Company in general. In addition, the Company's ability to commercialize potential pharmaceutical and/or biotechnology products may be adversely affected to the extent that such proposals have a material adverse effect on other companies that are prospective collaborators with respect to any of the Company's product candidates.

In addition, in the United States and elsewhere, sales of medical products and services are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors are increasingly challenging the prices charged for medical products and services. If the Company succeeds in bringing one or more products to the market, there can be no assurance that these products will be considered cost effective and that reimbursement to the consumer will be available or will be sufficient to allow the Company to sell their products on a competitive basis. See "Risk Factors--Government Regulation; No Assurance of Product Approval."

NO ASSURANCE OF IDENTIFICATION OF ADDITIONAL PROJECTS; CERTAIN INTERLOCKING RELATIONSHIPS; POTENTIAL CONFLICTS OF INTEREST

The Company initially intends to be engaged primarily in the development and commercialization of the AC Vaccine technology described in this Prospectus. See "Business." From time to time, if and when the Company's resources allow, the Company may explore the acquisition and subsequent development and commercialization of additional biomedical and pharmaceutical products and technologies. However, there can be no assurance that the Company will be able to identify any additional products or technologies and, even if suitable products or technologies are identified, the Company does not expect to have sufficient resources to pursue any such products or technologies in the foreseeable future.

Currently the Company's management and officers other than Jeffrey M. Jonas, M.D., its President and Chief Executive Officer, devote only a portion of their time to the business of the Company. In addition, certain of the directors and part-time officers of the Company are full-time officers of Paramount Capital Investments, LLC. See "Management." Paramount Capital Investments, LLC, is a merchant bank specializing in biotechnology companies. In the regular course of its business, Paramount Capital Investments, LLC identifies, evaluates and pursues investment opportunities in biomedical and pharmaceutical products, technologies and companies. Generally, Delaware corporate law requires that any transactions between the Company and any of its affiliates be on terms that, when taken as a whole, are substantially as favorable to the Company as those then reasonably obtainable from a person who is not an affiliate in an arms-length transaction. Nevertheless, neither Paramount Capital Investments, LLC, nor any other person is obligated pursuant to any agreement or understanding with the Company to make any additional products or technologies available to the Company, and there can be no assurance, and purchasers of the Common Stock should not expect, that any biomedical or pharmaceutical product or technology identified by Paramount Capital Investments, LLC, or any other person in the future will be made available to the Company. In addition, certain of the officers, directors, consultants and advisors to the Company may from time to time serve as officers, directors, consultants or advisors to other biopharmaceutical or biotechnology companies. There can be no assurance that such other companies will not in the future have interests in conflict with those of the Company.

CONTROL BY CURRENT OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

The Company's directors, executive officers and principal stockholders beneficially own approximately 63.80% of the outstanding shares of Common Stock. Accordingly, the Company's executive officers, directors, principal stockholders and certain of their affiliates have the ability to exert substantial influence over the election of the Company's Board of Directors and the outcome of issues submitted to the Company's stockholders. See "Principal Stockholders."

VOLATILITY OF STOCK PRICE

The market price of the Common Stock like that of many other development-stage public pharmaceutical or biotechnology companies, may be highly volatile. Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, disclosure of results of preclinical and clinical testing, adverse reactions to products, governmental regulation and approvals, developments in patent or other proprietary rights, public or regulatory agency concerns as to the safety of any products developed by the Company and general conditions may have a significant or adverse effect on the market price of the Common Stock. Also, the trading price of the Common Stock may respond to quarterly variations in operating results, announcements of innovations or new products by the Company or its competitors and other events or factors, including, but not limited to, the sale or attempted sale of a large amount of such securities into the market. In addition, market fluctuations may adversely affect the market prices of such securities. See "Description of Securities."

POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE

As of September 30, 1996, 6,222,316 shares of Common Stock were issued and outstanding of which the Company believes that 4,386,409 shares of Common Stock are "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 (including 987,776 shares owned by persons who may be the affiliates of the Company, but as to which there can be no assurance, and whose shares therefore may not be restricted). Assuming the availability of Rule 144, including the requirement that there is adequate current public information with respect to the Company as contemplated by Rule 144, the Company believes that of the 4,386,409 "restricted" shares of Common Stock, 987,776 shares of Common Stock are presently eligible for sale and an additional 4,386,409 shares of Common Stock will be eligible for sale in 1997 pursuant to Rule 144, in each case subject to certain volume limitations and manner of sale requirements imposed by Rule 144. In general, under

Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class, or if the Common Stock is quoted on the Nasdaq National Market, any other national securities exchange or the OTC Bulletin Board, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

CONDUCTING BUSINESS ABROAD

To the extent the Company conducts business outside the United States, it intends to do so through licenses, joint ventures or other contractual arrangements for the development, manufacturing and marketing of its products. No assurance can be given that the Company will be able to establish foreign operations successfully through such a plan, that the foreign PCT application will be approved, that the foreign PCT coverage will be available or that the manufacturing and marketing of its products through such licenses, joint ventures other arrangements will be commercially successful. The Company might also have greater difficulty obtaining proprietary protection for its products and technologies outside the United States and enforcing its rights in foreign courts.

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

There is no public market for the Common Stock, and assuming the Common Stock's approval for initial listing on the OTC Bulletin Board and/or on the Nasdaq National Market, there can be no assurance that an active trading market will develop or be sustained after the Offering. The absence of an active trading market would reduce the liquidity of an investment in the Common Stock. The Company believes that certain brokerage firms intend to act as market makers and otherwise effect transactions in the Common Stock. To the extent these firms participate, they may be a dominating influence in any market that might develop, and the degree of participation by the firms may significantly affect the price and liquidity of the Common Stock. These firms may discontinue such activities at any time or from time to time. The prices at which the Common Stock may be offered in the market will be determined by these firms and the purchasers and sellers of the Common Stock, based in part on market factors, and may not necessarily relate to the Company's assets, book value, results of operations or other established and quantifiable criteria of value. The trading price of the Common Stock, including, without limitation, any Common Stock to be offered by the Selling Shareholders, could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors and other events or factors. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many biotechnology companies and that often has been unrelated to the operating performance of such companies. These broad market fluctuations may affect adversely the market price of the Common Stock. See "Plan of Distribution."

UNCERTAINTY OF LISTING ON NASDAQ NATIONAL MARKET; POSSIBLE DELISTING FROM NASDAQ NATIONAL MARKET; MARKET ILLIQUIDITY

Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that such a market will develop or, if developed, that it will be sustained. Certain market makers who have expressed an interest in making a market in the Common Stock have applied for unlisted trading of the Common Stock on the OTC Bulletin Board(R) Service (the "OTC Bulletin Board") under the symbol "AVAX," and it is expected that such trading will be approved by the OTC Bulletin Board shortly after the date of this Prospectus, although there can be no such assurance. The Company also has applied for listing of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market(R) ("Nasdaq National Market"). The Company believes that it meets the criteria for such listing on such market, including, without limitation: (i) total assets of at least $4 million; (ii) total stockholder equity of $2 million; (iii) a market value of its publicly held shares of at least $1 million; (iv) the Common Stock be held by at least 300 shareholders;
(v) at least two market makers; and

(vi) and an initial minimum bid price of at least $3.00. However, because of the absence of any prior trading history for the Common Stock, Nasdaq has advised the Company that if and when the minimum bid price for the Common Stock is quoted consistently on the OTC Bulletin Board for $3.00 or more for a 20- to 30-trading day period, Nasdaq will consider the Company's application. There can be no assurance that the minimum bid price will be consistently quoted at $3.00 or more for a 20- to 30-trading day period on the OTC Bulletin Board , or, if such trading occurs, that the Common Stock will be listed subsequently on the Nasdaq National Market. The prices of the Common Stock which may be obtained on the OTC Bulletin Board or the Nasdaq National Market or any such market are not necessarily related to the Company's assets, book value, results of operations or any other established criteria of value, and should not be regarded as any indication of future market price of the Common Stock.

Assuming the Nasdaq National Market listing of the Common Stock is approved subsequently, continued inclusion of the Common Stock on the Nasdaq National Market requires that: (i) the Company maintain at least $4,000,000 in net tangible assets if it has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years; (ii) a market value of its publicly held shares of at least $1 million; (iii) the minimum bid price for the Common Stock be at least $1.00 per share or, in the alternative, the market vale of the Company's publicly held shares must be at least $3 million and the Company have at least $4 million of net tangible assets; (iv) the public float of the Common Stock consist of at least 200,000 shares; (v) the Common Stock have at least two active market makers; and (vi) the Common Stock be held by at least 400 holders or 300 round lots. If the Company is unable to satisfy such maintenance requirements, the Common Stock may be delisted from the Nasdaq National Market. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the "pink sheets" or the OTC Bulletin Board. Consequently, the liquidity of the Common Stock could be impaired materially and adversely, not only in the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of the Company, which could result in lower prices for the Common Stock than might otherwise be attained and could also result in a larger spread between the bid and asked prices for the Common Stock. See "Risks of Low Price Stock; Possible Effect of "Penny Stock" Rules on Liquidity for the Common Stock."

RISKS OF LOW-PRICED STOCK; POSSIBLE EFFECT OF "PENNY STOCK" RULES ON LIQUIDITY FOR THE COMMON STOCK

The Securities Exchange Act of 1934 (the "Exchange Act") requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission's regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on the Nasdaq National Market, subject to certain trade reporting requirements, and any equity security issued by an issuer that has (i) net tangible assets of at least $2 million, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5 million, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6 million, if such issuer has been in continuous operation for less than three years. There can be no assurance that the Company will meet the requirements of the foregoing financial exceptions. Failure to qualify under one of these exceptions, will require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In any event, even if the Common Stock were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that engages in unlawful conduct while participating in a distribution of penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. Accordingly, if the Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be materially and adversely affected.

In addition, if the Common Stock fails to meet the minimum market price, the net tangible asset or the annual revenue tests set forth above, but are quoted on the OTC Bulletin Board (as to which there can be no assurance), then trading in the Common Stock would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 promulgated under the Exchange Act for non-National Association of Securities Dealers Automotive Quotation System and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and "accredited investors" must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share. Consequently, such Exchange Act rules may affect the ability of broker-dealers to make a market in such shares and may affect the ability of holders of Common Stock to sell in the secondary market.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW

The Company's Articles of Incorporation, as amended, authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares are authorized for issuance as shares of Series B Preferred Stock, of which approximately 25,820 have been issued or reserved for issuance upon the exercise of Series B Placement Warrants. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the new series of preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, other than those already authorized for issuance upon exercise of the Placement Warrants, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

The Company is subject to Section 203 of the General Corporation Law of the State of Delaware which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. The foregoing provisions could have the effect of discouraging others from making tender offers for the Company's shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in the management of the Company.

FORWARD LOOKING STATEMENTS

Certain of the statements set forth in this Prospectus, including, without limitation, the Company's research and development programs, the anticipated filing of an IND for AC MelaVax(TM), the seeking of joint development or licensing arrangements with pharmaceutical companies, the research and development of particular compounds and technologies for particular indications and the period of time for which the Company's existing resources will enable the Company to fund its operations and to meet the initial listing requirements for the quotation of its securities on the Nasdaq National Market and the possibility of contracting with other parties additional licenses to develop, manufacture and market commercially viable products, are forward-looking and based upon the Company's current belief as to the outcome, occurrence and timing of future events or current expectations and plans. All such statements involve significant risks and uncertainties. Many important factors affect the Company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products and to market products in a profitable manner. As a result, there also can be no assurance that these statements included in the Prospectus will prove to be accurate. In light of the significant uncertainties inherent in these statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

NO DIVIDENDS

The Company has never paid cash dividends on its capital stock and does not anticipate paying any cash dividends for the foreseeable future. See "Dividend Policy."

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of shares of Common Stock. The Company is not expected to receive any proceeds from the exercise of the Placement Warrants since the Placement Warrants may be exercised pursuant to a cashless exercise provision. In the event that the Placement Warrants are exercised for cash, the Company intends to use such net cash proceeds (after estimated offering expenses of this Offering of approximately $300,000) for general working capital purposes. Proceeds, if any, from the exercise for cash of all the Placement Warrants, before deduction of estimated expenses of this Offering, would be approximately $2,850,000. Whether, how and to what extent any of the Placement Warrants will be exercised, and whether the Placement Warrants are exercised for cash or not, cannot be predicted by the Company.

                                 DIVIDEND POLICY

The Company has not paid any cash dividends on its Common Stock since its formation. The payment of dividends, if any, in the future, with respect to the Common Stock, is within the discretion of the Board of Directors of the Company and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. The Board of Directors of the Company does not presently intend to declare any dividends on the Common Stock in the foreseeable future. The Company anticipates that all earnings and other resources of the Company, if any, will be retained by the Company for investment in its business.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of (a) December 31, 1995 and (b) as of June 30, 1996:

                                                            December 31,    June 30,
                                                               1995           1996
                                                            -----------   ------------
                                                                           (Unaudited)
Stockholders' equity (deficit) Preferred Stock:
   Authorized - 5,000,000 shares (including
   Series B-300,000 shares) Series A
   convertible preferred stock, $.01 par value;
   1,287,500 shares issued and outstanding in 1995          $    12,875           --
   Series B convertible preferred stock, $.01 par value;
   259,198 shares issued and outstanding in 1996                   --     $      2,592
Common Stock:

Authorized - 10,000,000 shares at December 31, 1995 and
   50,000,000 at June 30, 1996, $.002 par value; 5,162,671
   and 5,928,567 shares issued and outstanding in
   1995 and 1996                                                 10,325         11,857

   Additional paid-in capital                                 1,723,657     23,267,003
   Subscription receivable                                       (7,109)        (6,589)
   Deficit accumulated during the developmental stage        (1,717,180)    (2,222,257)
                                                            -----------   ------------
   Deferred Compensation                                           --         (308,908)
Total stockholders' equity (deficit)                             22,568     20,743,698
                                                            -----------   ------------
Total liabilities and stockholder's equity (deficit)        $ 1,973,568   $ 23,084,002
                                                            ===========   ============

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

Since its inception, the Company has concentrated its efforts and resources in the development and commercialization of biotechnology and pharmaceutical products and technologies. The Company has been unprofitable since its founding and has incurred a cumulative net loss of approximately $2,222,257 as of June 30, 1996. The Company expects to incur significantly increasing operating losses over the next several years, primarily due to the expansion of its research and development programs, including preclinical studies and clinical trials for the AC MelaVax(TM) product and other products that it may acquire or develop. The Company's ability to achieve profitability depends upon, among other things, its ability to discover and develop products, obtain regulatory approval for its proposed products, and enter into agreements for product development, manufacturing and commercialization. The Company's AC MelaVax(TM) product does not currently generate revenue and the Company does not expect to achieve revenues from this or other products for the foreseeable future. Moreover, there can be no assurance that the Company will ever achieve significant revenues or profitable operations from the sale of AC MelaVax(TM) or any other products that it may develop.

The Company's independent auditors included an explanatory paragraph in its report on the Company's financial statements at December 31, 1995, as to the uncertainty relating to its ability to continue as a going concern.

PLAN OF OPERATION

The Company is currently engaged in the development and commercialization of biotechnology and pharmaceutical products and technologies. On November 20, 1995, the Company acquired the rights to the AC Vaccine technology pursuant to the TJU License. The Company initially intends to focus its efforts primarily on the development of immunotherapies for cancer pursuant to the TJU License. The Company anticipates that during the next 12 months that it will conduct substantial research and development of the AC Vaccine technology, including, without limitation, Phase II/III or Phase III clinical trials on AC MelaVax(TM), the Company's lead AC Vaccine for metastic melanoma. See "Business -- Technology Applications and Product Candidates," "Research and Development." The Company also anticipates that it will expend resources on the research and development of additional AC Vaccines. While there can be no assurance, the Company intends to acquire additional products and technologies during the next 12 months, which may or may not be in the cancer immunotherapy field. Should the Company acquire such additional products or technologies, it is anticipated that such additional products or technologies will require substantial resources for research, development and clinical evaluation. However, there can be no assurance that the Company will be able to obtain the additional financing necessary to acquire and develop such additional products and technologies. In addition, there can be no assurance, that changes in the Company's research and development plans or other changes which would or could alter the Company's operating expenses will not require the Company to reallocate funds among its planned activities and curtail certain planned expenditures. In such event, the Company may need additional financing. There can be no assurance as to the availability or the terms of any required additional financing, when and if needed. In the event that the Company fails to raise any funds it requires, it may be necessary for the Company to significantly curtail its activities or cease operations.

The Company recently has hired three new employees and anticipates that over the next 12 months it may hire approximately three more new employees, and may establish lab facilities for the research and development of the AC Vaccine technology or any other technologies which may be acquired. The timing and cost of hiring any additional employees or the establishment of any such facility may vary depending on need and cannot currently be predicted with any certainty.

LIQUIDITY AND CERTAINTY

The Company currently anticipates that its current resources will permit the Company to meet its business objectives for approximately the next 24-36 months and the Company does not currently expect to be required to raise additional capital in the next 12 months. However, since the Company's working capital requirements will depend upon numerous factors, including, without limitation, progress of the Company's research and development programs, preclinical and clinical testing, timing and cost of obtaining regulatory approvals, levels of resources that the Company devotes to the development of manufacturing and marketing capabilities, technological advances, status of competitors, and abilities of the Company to establish collaborative arrangements with other organizations, there can be no assurance that the Company will be able to meets its business objectives and/or not need to raise additional capital.

                                    BUSINESS
GENERAL

AVAX Technologies, Inc. ("AVAX" or the "Company"), is a development stage biopharmaceutical company which intends to acquire rights to, and to develop, technologies and products for the treatment of cancer. The Company initially intends to focus its efforts primarily on the development of immunotherapies for cancer, which is a rapidly developing segment of the cancer therapeutic market.

The Company has licensed (the "TJU License") from Thomas Jefferson University ("TJU") an issued U.S. patent and certain patent applications covering a process for the modification of a patient's own tumor cells into a cancer vaccine. This process allows the Company to produce an autologous cell vaccine (an "AC Vaccine") that attempts to stimulate the patient's own immune system to eliminate the cancer. This technology has emerged from research conducted at the Jefferson Cancer Center of TJU. The technology primarily involves the removal of a patient's own tumor cells, conjugating them to a small molecule known as a hapten, and reintroducing the product back into the patient. The approach is based on the premise that a patient's immune response to a strongly immunogenic, hapten conjugated tumor antigen may be followed by the development of an immune response to the unmodified tumor antigen, somewhat analogous to the phenomenon of drug-induced autoimmune disease. The Company's initial AC Vaccine, AC MelaVax(TM), is currently undergoing a physician-sponsored human clinical trial based on an experimental protocol at TJU Hospital as an outpatient, post-surgical, adjunct therapy for the treatment of malignant melanoma, and is believed by the Company to be the first therapeutic cancer vaccine to show a substantial increase in the survival rate for patients with melanoma. In such ongoing clinical trial at the Thomas Jefferson Medical Center, 150 malignant melanoma patients have been treated post-surgically on an outpatient basis with AC MelaVax(TM). In 62 patients with stage 3 melanoma for whom there has been sufficient time for long-term follow-up, the four-year survival rate is approximately 60%. This compares with the historical and control group survival rate of approximately 20%, and the survival rate for treatment with high dose alpha interferon of approximately 32%. The Company believes that the results to date of the ongoing clinical trial represent the first substantial increase in survival for malignant melanoma patients treated by immunotherapy. In the 150 patients treated in the study, the Company believes that only relatively minor side effects, such as soreness and swelling at the site of the application of the AC MelaVax(TM) vaccine, have been witnessed to date.

The Company also believes that the AC Vaccine technology possibly may have applications in the treatment of other cancers such as lung, breast, colon and prostate cancers. Accordingly, in addition to continuing the clinical work on AC MelaVax(TM) for melanoma, the Company also has entered into a sponsored research agreement with TJU relating to the development of additional immunotherapies based on the AC Vaccine technology. If appropriate, the Company intends to fund the preclinical and initial clinical development of these technologies. In order to contain costs, the Company may use sponsored research agreements and contract research organizations to help it develop its technologies. At the appropriate time the Company may seek corporate partners to provide the necessary resources and expertise for clinical development and to market and distribute products. In addition, the Company may seek to explore the acquisition and subsequent development and commercialization of additional commercially promising immunotherapy and adjuvant technologies. No assurance can be given that the Company will have the requisite resources or that any such projects will be identified on terms favorable to the Company, if at all.

BACKGROUND AND SCIENTIFIC RATIONALE

Cancer is characterized by the uncontrolled growth and spread of abnormal cells which escape the body's protective immune surveillance system, invade healthy tissues and destroy normal tissue function and ultimately lead to a person's death if untreated. Cancers, composed of either solid tumors or blood-borne cancerous cells, over time tend to spread to other tissues and organs in the body (metastasis). Cancer may be diagnosed at any stage of the disease, from very early (best prognosis) to very late (worst prognosis). When cancer is detected early and has not yet metastasized (spread) to other organs and tissues, surgical removal of the tumor is often effective. Unfortunately, many cancers are not discovered until metastatic cancer cells from the primary tumor have already entered the blood or lymphatic system and established new tumors at distant sites. These cells, and the tumors they form, are difficult to diagnose and treat with current technology.

In 1994, approximately 1,250,000 people in the United States were diagnosed as having cancer. The incidence of cancer continues to increase. The cost to the health care system of treating these patients is believed to exceed approximately $104 billion. The Company is aware of estimates that deaths from cancer will surpass cardiovascular mortality worldwide by the end of the century.

Although some progress has been made, few effective treatments are available for most adult solid tumors, which often metastasize and invade other organs before they are detected. The standard treatment for solid tumors is surgery. While in many types of cancers this treatment is effective, in cases in which not all of the tumor was removed or the tumor has metastasized the patient's prognosis is poor. Chemotherapy and radiation therapy are rather crude treatments. These treatments kill cells indiscriminately, destroying normal as well as malignant cells thus leading to toxic side-effects that limit the usefulness of these therapies. A safe, effective treatment for residual and metastatic disease is clearly needed. Such a treatment, if effective and safe, would increase patient survival and therefore may be widely adopted.

Although, many different types of drugs are used to treat a variety of cancers, no one drug has been found to be a cure for the disease. Given the need for new effective treatments for cancer, a drug which may effectively treat cancer could have a large market potential. Although there can be no assurance, the Company believes that an AC Vaccine which is developed to effectively treat the recurrence of cancer after surgery is likely to have a sizable market share since surgery in many cases is the first treatment performed on cancer patients, and if such a treatment were to be broadly applicable and safe, its market potential could be significant and the health care system would likely realize significant cost savings due to a reduction in the number of cases of recurrent disease requiring hospitalization and ongoing clinical and home care.

Immunotherapy is an emerging cancer treatment modality that the Company believes shows promise for utilizing a patient's own immune system to recognize and eliminate cancer cells. There are a number of different types of immunotherapies such as cytokines, antibodies, activated cell therapy and vaccines currently under development by third parties. See "Business--Competition." In all cases, immunotherapies attempt to modulate the body's immune system to contain and eliminate cancer cells. In concept, immunotherapies should have fewer side-effects than chemotherapies and should be relatively well-tolerated by the patient. Thus, although there can be no assurance of success, the Company believes immunotherapeutic have the potential to be effective and by reason of their selectivity, relatively safe anticancer therapeutic agents.

TECHNOLOGY APPLICATIONS AND PRODUCT CANDIDATES

    The AC Vaccine Technology

The Company's proprietary technology is a patented process that allows the Company to produce an autologous cell vaccine (an "AC Vaccine") that attempts to stimulate the patient's own immune system to recognize, contain and eliminate cancer cells. The technology primarily involves the removal of a patient's own tumor cells, conjugating them to a small molecule known as a hapten-dinitro phenyl (DNP), and reintroducing the product back into the patient with an adjuvant, which is an immunological agent that increases the immune response. Haptenization is the process of conjugating a small molecule to a larger molecule. The small molecule known as a hapten, is recognized by the immune system and elicits an immune response against the larger molecule. The approach is based on the premise that a patient's immune response to a strongly immunogenic, hapten conjugated tumor antigen may be followed by the development of an immune response to the unmodified tumor antigen, somewhat analogous to the phenomenon of drug-induced autoimmune disease. Therefore, the process of haptenizing a patient's tumor cells may allow the unhaptenized cancer cells to be recognized by the body's immune system leading to an immune response against the patient's tumor cells and their potential elimination from the body.

In practice, the Company's initial therapy would be used as an adjunct to surgical treatment of tumors. The surgeon would remove the patient's tumor and send the cells to the Company where they would be processed into an AC Vaccine. The vaccine would then be sent to the patient's oncologist, who would administer the vaccine on an outpatient basis. The patient's response to the treatment then will be monitored using standard protocols.

The Company is initially developing this technology for the treatment of metastatic melanoma but believes that it possibly could have applications in the treatment of a variety of solid tumors such as lung, breast, colon and prostate cancers.

    AC MelaVax(TM)

General. The Company's lead product, AC MelaVax(TM), is a post-surgical treatment for malignant melanoma. Melanoma is a highly malignant tumor that can spread so rapidly that it can be fatal within months of diagnosis. The incidence of malignant melanoma is increasing at a faster rate than most other cancers in the United States, Australia, northern Europe and Canada. Although there are several causative factors, rising exposure by the general population to UV radiation in sunlight appears to be the most significant factor behind this increase. With the incidence growing over 6% annually, melanoma effects over 200,000 people in the United States, with approximately 32,000 new cases diagnosed in 1994. Surgical excision of the tumor mass remains the generally accepted treatment to date. However, in many cases survival is restricted by the inability of surgery to guarantee removal of all the tumor cells. It is highly possible for the patient to remain with undetected metastasis. Due to its limited efficacy and highly toxic side-effects, chemotherapy and radiation have not been widely used in the treatment of these patients. Recently the FDA approved the use of high doses of interferon [alpha] for the post-surgical treatment of melanoma patients. In clinical studies interferon [alpha] has demonstrated a five-year survival rate that the Company believes to be approximately only 30%.

Generally, the first line of treatment for patients with malignant melanoma is usually the surgical removal of the primary tumor and any of the nearby lymph nodes into which it has metastasized. Because malignant melanoma usually does not respond to conventional cancer treatments, these patients generally receive no chemotherapy or radiation therapy. The five-year survival rate for these patients is believed by the Company to be approximately 20%. The Company believes that there is a clear need for an effective post-surgical treatment of malignant melanoma patients, one that would contain metastasis and prevent recurrent disease.

Clinical Trials. Dr. David Berd, the inventor of the patented technology licensed to the Company by TJU, is a clinical oncologist at TJU's Jefferson Cancer Center (recently renamed Kimmel Cancer Center). Dr. Berd has been conducting a physician- sponsored clinical trial for the treatment of malignant melanoma using AC MelaVax(TM) for approximately the past seven years.

In such ongoing clinical trial at the Thomas Jefferson Medical Center, 150 malignant melanoma patients have been treated post-surgically on an outpatient basis with AC MelaVax(TM). In 62 patients with stage 3 melanoma for whom there has been sufficient time for long-term follow-up, the four-year survival rate is approximately 60%. This compares with the historical and control group survival rates of about 20%, and the survival rate for treatment with high dose alpha interferon of approximately 32%. The Company believes that the results to date of the ongoing clinical trial represent the first substantial increase in survival for malignant melanoma patients, treated by immunotherapy. In the 150 patients treated in the study, the Company believes that only relatively minor side effects, such as soreness and swelling at the site of the application of the AC MelaVax(TM) vaccine, have been witnessed to date.

Although TJU and Dr. Berd have conducted the ongoing clinical trial pursuant to a FDA-approved, physician-sponsored Investigational New Drug Application ("IND"), to date, the Company has not had any direct contact with the FDA concerning the clinical results obtained with AC MelaVax(TM). However, it is the Company's intention to use the results of the TJU clinical trial to support the submission of a Company-sponsored IND to the FDA. The purpose of the IND submission will be to seek FDA approval to enter AC MelaVax(TM) into Phase II/III or Phase III multi-center clinical trials. Although there can be no assurance of such FDA approval, if successful in obtaining clearance to commence such Company-sponsored IND, it is the Company's intention to use the results of these Company-sponsored clinical trials along with the results of the clinical trial conducted at TJU, as the basis for the filing of a New Drug Application ("NDA") for FDA approval to market AC MelaVax(TM). The Company also may pursue a similar regulatory approval and commercialization strategy for AC MelaVax(TM) in Australia and certain countries in Europe through corporate partnering strategies, although such strategies have not yet been finalized or initiated. Denial of any regulatory approvals or any significant delays in obtaining any of the same, would have a material adverse effect on the Company.

In connection with the Company's development of its regulatory strategy, the Company has entered into a consulting agreement with Biometric Research Institute ("BRI") pursuant to which BRI will advise and assist the Company in its pursuit of FDA regulatory approvals. The Company's agreement with BRI terminates on December 31, 1996, subject to extension by mutual consent of the parties.

RESEARCH AND DEVELOPMENT

In connection with the TJU License, TJU, Dr. Berd, as TJU's principal investigator, and the Company entered into a Clinical Study and Research Agreement pursuant to which TJU and Dr. Berd undertook to conduct a research and clinical study program for the further development of the AC Vaccine technology for additional cancer targets. In turn, the Company undertook to fund such research as follows: $220,094 for the first year of the agreement, $220,381 for the second year of the agreement and at least $100,000 for the third year of the agreement. Following the third year, the Company is obligated to spend a minimum of $500,000 per year on the development of the AC Vaccine technology until commercialized in the United States. If following the third year, the Company files for FDA approval of a Company-sponsored NDA for the right to market a product arising from such technology, the Company may elect to spend less than $500,000 per year on the development of the AC Vaccine technology during the period of time the NDA is under review by the FDA. If the Company fails to make such payments in accordance with the terms of the Clinical Study and Research Agreement, TJU may terminate the agreement and no further research would be performed thereunder. See "Risk Factors--Dependence on License and Sponsored Research Agreements."

For fiscal years 1994 and 1995, the Company spent approximately $398,622 and $126,957, respectively, for research and development. See "Financial Statements"

PROPRIETARY RIGHTS

Pursuant to the TJU License, the Company has licensed an issued U.S. patent and certain patent applications covering a process for the modification of a patient's own tumor cells into a cancer vaccine. The TJU License is a royalty-bearing license for the rights to such patented vaccine technology, and provides for certain payments upon the occurrence of certain milestones. The Company has paid $10,000 to TJU as consideration for the TJU License. In addition, the Company sold 458,243 shares of Common Stock at a price of $.002 per share to each of TJU and Dr. Berd, representing 7.5% (15% in the aggregate) of the Company's total outstanding voting securities at the time of issuance.

The Company is obligated to make certain milestone payments to TJU as follows:
$10,000 upon initiation of the first clinical trial that is approved by the FDA (or comparable international agency), $10,000 upon the first filing of an NDA with the FDA (or comparable filing with a comparable international agency), and $25,000 upon receipt by the Company of approval from the FDA (or comparable international agency) to market products relating to the AC Vaccine technology. In addition, the Company is obligated to pay royalties on its net sales revenue and a percentage of all revenues received from sublicenses relating to the AC Vaccine technology. Failure to comply with the terms of the TJU License may cause its termination, which would have a material adverse effect on the Company. See "Risk Factors--Dependence on License and Sponsored Research Agreements."

In the future, the Company may require additional licenses from other parties to develop, manufacture and market commercially viable products effectively. The Company's commercial success will depend in part on obtaining and maintaining such licenses. There can be no assurance that such licenses can be obtained or maintained on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable or that the proprietary nature of the patented technology underlying such licenses will remain proprietary. The Company presently intends to pursue aggressively the broadest patent coverage possible for all of its intellectual property. See "Risk Factors--Uncertainty Regarding Patents and Proprietary Rights."

COMPETITION

The Company is aware of estimates that more than 300 companies are reported to have approximately 1,250 cancer drugs under development worldwide, of which a substantial number are under development in the United States. Many of such drugs or other substances under development involve chemotherapeutic agents and cancer immunotherapies and, thus, are, or maybe, in direct competition with the Company's AC Vaccine and its future products and such drugs may perform more effectively or safely than the Company's product candidates. Many of the companies engaged in anticancer research and development and in acquiring rights to the products of such research and development, including biotechnology companies, have substantially greater financial, technical, scientific, manufacturing, marketing and other resources than the Company and have more experience in developing, marketing and manufacturing therapeutics, including performing the preclinical testing and clinical trials that are required for obtaining FDA and other regulatory approvals. Included among the Company's competitors are: (i) large established pharmaceutical companies with commitments to oncology or antiviral research, development and marketing; (ii) smaller biotechnology companies with similar strategies; and (iii) many development stage companies licensing and/or developing oncology therapeutics. In addition, many research institutes, hospitals and universities are working to develop products and processes in the same field of cancer that may in the future be in direct competition with the Company's present and future products.

Several companies or research institutions are developing cancer vaccines to treat malignant melanoma, including several which are in Phase III clinical trials. The principal competitive factors in the area of cancer immunotherapies are (i) the efficacy of the product and (ii) the timing of the entry of the product into the market. Although there is significant competition, to date, the Company believes that none of such immunotherapies have demonstrated the increase in survival over the same period of time that the Company's technology has shown. Although there can be no assurance, the Company also believes that its AC Vaccine technology may be applicable to a variety of solid tumors and therefore may not be as limited as certain other approaches. With respect to the timing of the entry of the product, the Company is unable to estimate, when, if at all, its product will be approved.

MANUFACTURING AND MARKETING

The Company does not have the resources to manufacture or directly market any products that it may develop. In connection with its research and development activities, the Company may seek to enter into collaborative arrangements with pharmaceutical, medical device, health care, chemical or other companies to assist in further funding as well as in development, manufacturing and/or marketing of its products if such activities are commercially feasible. These partners may also be responsible for commercial scale manufacturing, which may be subject to compliance with applicable FDA regulations. The Company anticipates that such arrangements may involve the grant of exclusive or semi-exclusive rights to sell specific products to specified market segments or particular geographic territories in exchange for a royalty, joint venture, future co-marketing or other financial interests.

To date, the Company has not entered into any collaborative commercial manufacturing or marketing agreements for any of its proposed products. There can be no assurance that the Company will be able to enter into any such arrangements on favorable terms, if at all. Such collaborative marketing arrangements, whether licenses, joint ventures or otherwise, may result in lower revenues than would otherwise be generated if the Company conducted the marketing of their own products. See "Risk Factors--Dependence on Third Parties for Additional Funds and for Manufacturing, Marketing and Selling."

GOVERNMENT REGULATION

The research, preclinical development, clinical trials, product manufacturing and marketing which may be conducted by the Company is subject to regulation by the FDA and similar health authorities in foreign countries. The proposed products and technologies of the Company also may be subject to certain other federal, state and local government regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act, and their state, local and foreign counterparts. Although there can be no such assurance, the Company does not believe that compliance with such laws and regulations has, nor is presently expected to have, a material adverse effect on the business of the Company. However, the Company cannot predict the extent of the adverse effect on its business or the financial and other cost that might result from any government regulations arising out of future legislative, administrative or judicial action. See "Risk Factors--Government Regulation; No Assurance of Product Approval."

Generally, the steps required before a pharmaceutical or therapeutic biological agent may be marketed in the United States include: (i) preclinical laboratory tests, in vivo preclinical studies in animals, toxicity studies and formulation studies; (ii) the submission to the FDA of an IND application for human clinical testing of an IND, which must become effective before human clinical trials commence; (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug; (iv) the submission of an NDA to the FDA; and (v) the FDA approval of the NDA prior to any commercial sale or shipment of the drug. In addition to obtaining FDA approval for each product, each domestic drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to biennial inspections by the FDA and must comply with Good Manufacturing Practices ("GMP") for both drugs and devices. To supply products for use in the United States, foreign manufacturing establishments must comply with GMP and are subject to periodic inspection by the FDA or by corresponding regulatory agencies in such countries under reciprocal agreements with the FDA. As permitted by FDA regulations, the AC MelaVax(TM) human clinical trials are being conducted by TJU under the supervision of Dr. David Berd. If considered successful or sufficiently positive by the Company, data from such clinical trials may be used to support the filing of a Company sponsored IND with the FDA to permit the Company to conduct its own Phase II and/or III clinical trial.

For clinical investigation and marketing outside the United States, the Company also is subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely for European countries both within and outside the European Community ("EC"). Outside the United States, the Company's ability to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authority. At present, foreign marketing authorizations are applied for at a national level, although within the EC certain registration procedures are available to companies wishing to market their products in more than one EC member state. If the regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. The system for obtaining marketing authorizations within the EC registration system is a dual one in which certain products, such as biotechnology and high technology products and those containing new active substances, will have access to a central regulatory system that provides registration throughout the entire EC. Other products will be registered by national authorities in individual EC member states, operating on a principle of mutual recognition. This foreign regulatory approval process includes, at least, all of the risks associated with FDA approval set forth above. The Company could possibly have greater difficulty in obtaining any such approvals and also might find it more difficult to protect its intellectual property abroad.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

The Company does not expect to encounter significant difficulties in obtaining raw materials for AC MelaVax(TM) since it is primarily composed of a readily available chemical reagent, DNP, and the patient's own tumor cells. Should the supply of DNP significantly decrease, the Company may encounter problems preparing AC MelaVax(TM).

COMPLIANCE WITH ENVIRONMENTAL LAWS

The Company's business may be subject to regulation under federal, state, local, and foreign laws regarding environmental protection and hazardous substance control. The Company believes that its compliance with these laws will have no adverse impact upon its capital expenditures, earnings or competitive position. Federal, state and foreign agencies and legislative bodies have expressed interest in the further environmental regulation of the biotechnology industry. The Company is unable to estimate the extent and impact of such, if any, future federal, state, local legislation or administrative environmental action.

EMPLOYEES


As of November 8, 1996, the Company has four full-time employees, including Jeffrey M. Jonas, M.D., its President and Chief Executive Officer, David L. Tousley, C.P.A., its Chief Financial Officer, and Ernest W. Yankee, Ph.D., its Executive Vice President. It has seven other employees, consultants, scientific advisors, part-time officers and directors who devote only a portion of their time to the business of the Company. The Company believes that it maintains good relations with Dr. Jonas and its employees, consultants, scientific advisors, part-time officers and directors. See "Risk Factors--Lack of Management and Employees" and "--Dependence Upon Key Personnel and Consultants."


FACILITIES

The Company's executive offices are located at 4520 Main, Suite 930, Kansas City, Missouri 64111. The Company anticipates that in the future it may own or lease its own research facility, although no such lease or ownership interest is under current consideration. The research and development work of the Company is currently being conducted on a contract basis at TJU. In addition, the Company may maintain shared office space in New York subleased from Paramount Capital, Inc. ("Paramount"), at a cost of approximately $36,000 - $48,000 per annum depending on the level of services required by the Company. Paramount may be deemed an affiliate of the Company. See "Risk Factors--Lack of Facilities,""--Dependence on Third Parties for Additional Funds and for Manufacturing, Marketing and Selling," and "--Dependence on Others for Clinical Development of, Regulatory Approvals for, and Marketing of Pharmaceutical Products" and "Certain Transactions."

LEGAL PROCEEDINGS

The Company is not aware of any pending or threatened legal actions which may have a material adverse affect on the Company's business.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names and positions of the executive officers and directors of the Company:

Name                            Age       Position
----                            ---       --------
Jeffrey M. Jonas, M.D.          43        Chief Executive Officer, President and
                                          Director
Edson D. de Castro              58        Director
John K.A. Prendergast, Ph.D.    41        Director
Carl Spana, Ph.D.               34        Director
Michael S. Weiss                30        Secretary and Director
David L. Tousley, C.P.A.        41        Chief Financial Officer
Ernest W. Yankee, Ph.D.         52        Executive Vice President

Jeffrey M. Jonas, M.D., has been the Chief Executive Officer, President and Director of the Company since June 1, 1996. Prior to joining the Company, from 1994 to 1996, Dr. Jonas was the Vice President of Clinical Development III and the Chief Medical Officer of Upjohn Laboratories. From 1991 to 1994, he was the Vice President of Worldwide Pharmaceutical Regulatory Affairs, the Director of Psychopharmacology and the Director of Clinical Development III for Upjohn Company. Prior thereto, Dr. Jonas was in private practice as a psychiatrist in the Boston area. Dr. Jonas has authored a book on Prozac(TM), and over 60 scientific articles and book chapters. Dr. Jonas received his M.D. from Harvard Medical School in 1979 and a B.A. in Biology and English from Amherst College in 1975.

Mr. Edson D. de Castro has been a member of the Board of Directors of the Company since October 1993. Since May 1995, Mr. de Castro has been Chairman of the Board of Directors and Chief Executive Officer of Xenometrix, Inc., a biotechnology company for which he had previously served as Chief Executive Officer from June to November 1992 and as a Director since June 1992. From 1990 through 1995, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. In addition, Mr. de Castro serves on the Board of Directors of two other biotechnology companies, Boston Life Sciences, Inc., and Binary Therapeutics, Inc. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

John K.A. Prendergast, Ph.D., has been a director of the Company since July 1996. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics, Inc., Genesis Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. Dr. Prendergast is a Managing Director of Paramount Capital Investments, LLC. Prior to joining Paramount Capital Investments, LLC, Dr. Prendergast worked as an investment banker in the Corporate Finance division of the firm D.H. Blair & Co., Inc., a New York investment bank. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a CSS in Administration and Management from Harvard University.

Carl Spana, Ph.D., has been a Director of the Company since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently the Executive Vice President of Business Development and Chief Scientific Officer of Palatin Technologies, Inc. Since June 1993, Dr. Spana has been responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he is currently an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. Prior to working at Paramount Capital Investments, LLC, from 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that lead to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

Michael S. Weiss, Esq., has been a Director of the Company since March 1996 and Secretary of the Company since September 1995. Since November 1993, Mr. Weiss has been Vice President and then Senior Managing Director of Paramount Capital, Inc., and since 1995 he has been General Counsel of Paramount Capital Investments, LLC. From 1991 to 1993, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss is a Director of Innovir Laboratories, Inc., Xytronyx, Inc., Palatin Technologies, Inc., and Secretary of Atlantic Pharmaceuticals, Inc., each of which is a publicly traded biotechnology company. In addition, Mr. Weiss is a Director of several privately-held biotechnology companies. Mr. Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from the State University of New York at Albany.

David L. Tousley, C.P.A., has been the Chief Financial Officer of the Company since September 15, 1996. Prior to joining the Company, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice President for Finance and Administration of Connaught Laboratories, Inc. Mr. Tousley received his M.B.A. in Accounting from Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

Ernest W. Yankee, Ph.D., has been an Executive Vice President of the Company since September 15, 1996. Prior to joining the Company, he served as the Director of Clinical Development I of the Upjohn Company from 1994 to 1996. From 1990 to 1994, he was the Director of Preclinical Development-Scientific Affairs of the Upjohn Company. Dr. Yankee received his Ph.D. from the University of California at Los Angeles in 1970 and his B.A. in Chemistry from La Sierra University in 1965.

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Company's bylaws provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.

The Company has only four full time employees. Mr. Weiss currently devotes only a portion of his time to the Company and does not currently receive compensation from the Company. Certain of the officers and directors of the Company currently do and may from time to time in the future serve as officers or directors of other biopharmaceutical or biotechnical companies. There can be no assurance that such other companies will not in the future have interest in conflict with those of the Company. See "Risk Factors -- No Assurance of Identification of Additional Projects," and "--Certain Interlocking Relationships; Potential Conflicts of Interest."

BOARD COMMITTEES

The Company's Board of Directors has a Compensation Committee. The Compensation Committee sets the compensation for certain of the Company's personnel and administers the Company's 1992 Stock Option Plan. The Compensation Committee consists of Dr. Spana and Mr. Weiss.

The Company's Board of Directors also has an Audit Committee. The Audit Committee reviews the professional services provided by the Company's independent accountants and monitor the scope and the results of the annual audit, reviews proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and make recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters that may come before it or as directed by the Board of Directors. The Audit Committee is composed of Dr. Jonas and Mr. de Castro.

SCIENTIFIC ADVISORY BOARDS

The Company has a Scientific Advisory Board that consists of individuals with extensive experience in the Company's fields of interest. It is expected that the Scientific Advisory Board members will meet as a board with management and key scientific employees of the Company on a semi-annual basis and in smaller groups or individually on an informal basis. The Company anticipates that the Scientific Advisory Board members will assist the Company in identifying scientific and product development opportunities, in reviewing and evaluating scientists and other employees. Presently, the Scientific Advisory Board members consists of:


David Berd, M.D. -- Chairman        Clinical Oncologist at the Jefferson Cancer
                                    Center of TJU and Inventor of the Company's
                                    AC Vaccine technology.

Jerry A. Weisbach, Ph.D.            Chief Executive Officer and Chairman of the
                                    Board of the Company from September 1995 to March 1996. Former Director of Technology
                                    Transfer and Adjunct Professor at the
                                    Rockefeller University. Vice President of
                                    Warner-Lambert Company from 1981 to 1987, and President of its Pharmaceutical Research
                                    Division, where he was responsible for all pharmaceutical research and development activities, from 1979 to 1987.


Drs. Berd and Weisbach are compensated pursuant to their consulting agreements with the Company. See "Employment Agreements, Termination and Severance Arrangements." It is expected that future scientific advisors will be compensated on a per meeting basis and through the granting of stock options.

Members of the Scientific Advisory Board may be employed by or have consulting agreements with entities other than the Company, some of which may conflict or compete with the Company, or which may, limit a particular member's availability to the Company. Certain of the institutions with which the Scientific Advisory Board members are affiliated may have regulations or policies which are unclear with respect to the ability of such personnel to act as part-time consultants or in other capacities for a commercial enterprise. Regulations or policies now in effect or adopted in the future might limit the ability of the Scientific Advisory Board members to consult with the Company. The loss of the services of certain of the Scientific Advisory Board members could have a material adverse effect on the Company.

Although each of the members of the Scientific Advisory Board has the customary contractual obligation to keep confidential and not to disclose nor use any confidential or proprietary information of the Company's, inventions or processes discovered by any Scientific Advisory Board member, in certain instances or unless otherwise agreed, will not become the property of the Company but will remain the property of such person or of such person's full-time employers. In addition, the institutions with which the Scientific Advisory Board members are affiliate may make available the research services of their scientific and other skilled personnel, including the Scientific Advisory Board members to entities other than the Company. In rendering such services, such institutions may be obligated to assign or license to a competitor of the Company patents and other proprietary information which may result from such services, including research performed by an advisor or consultant for a competitor of the Company.

BOARD COMPENSATION

Currently, directors of the Company do not receive compensation for service on the Board of Directors or any committee thereof but are reimbursed for travel expenses incurred in attending board and committee meetings. The Company may retain additional board members in the future. The Company expects that in the future it will compensate its directors on a per meeting basis and through the granting of stock options. Certain of the directors may have consulting agreements and/or received stock grants in consideration for services rendered to the Company, other than services rendered as members of the Board. See "Executive Compensation" and "Certain Transactions."


EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Company's chief executive officer during 1995.

                                                      Summary Compensation Table
                                                          Annual Compensation


Name and Principal        Year               Salary            Restricted Stock Award(s)        All Other Compensation
Position
----------------------------------------------------------------------------------------------------------------------
Dayne R. Myers --         1/1/95-            $25,000                         -0-                $79,341(1)
President and             4/24/95
Chief Executive
Officer                   1994               $73,437.50                      -0-                -0-

                          1993               $65,625                         -0-                -0-

Jerry Weisbach --         Starting           -0-                          $5,193.42(2)          $75,000(3)
Chief Executive           9/13/95
Officer
                          1994               -0-                             -0-                $31,250(3)
                          1993               -0-                             -0-                -0-

(1) Represents amounts paid to Mr. Myers pursuant to his severance agreement with the Company dated April 24, 1995 constituting (i) $75,000 as severance payment, (ii) $3,894 as reimbursement for moving expenses, and (iii) $447 for continued medical coverage. Pursuant to such agreement he is also entitled in the future to receive 4.15% (approximately $99,600 in value) of the aggregate consideration received by the Company from Interneuron Pharmaceuticals, Inc. ("IPI") on account of the sale of the NutriFem PMS product within 30 days of receipt by the Company of each payment of such compensation as received from IPI. See "Employment Agreements; Termination and Severance Arrangements" and "Certain Transactions."

(2) Represents 259,671 shares of Common Stock granted and purchased at a price of $.002 per share in September 13, 1995, which shares were valued at December 31, 1995 at $.002 per share. Pursuant to the exercise by the Company of its repurchase rights under the stock purchase agreement for such granted shares, the Company repurchased 155,802 shares at a price of $.002 on March 25, 1996. See "Employment Agreements; Termination and Severance Arrangements."

(3)  Represents fees received per consulting agreement with the Company.

EMPLOYMENT AGREEMENTS; TERMINATION AND SEVERANCE ARRANGEMENTS

On May 17, 1996, the Company entered into a letter of employment (the "Jonas Employment Letter") with Dr. Jeffrey M. Jonas, pursuant to which Dr. Jonas became the President, Chief Executive Officer and a Director of the Company effective as of June 1, 1996. Pursuant to the terms of the Jonas Employment Letter, Dr. Jonas will receive an annual salary of $200,000, in addition to a signing bonus of $12,500. Dr. Jonas will also receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $175,000. Dr. Jonas also received options to acquire 637,745 shares of Common Stock at an exercise price of $.50. Such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Jonas Employment Letter also provides that the Company and Dr. Jonas intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Jonas will also be eligible for additional stock options bonuses based upon outstanding performance.

On September 13, 1996, the Company entered into a letter of employment (the "Tousley Employment Letter") with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Company. Pursuant to the terms of the Tousley Employment Letter, Mr. Tousley will receive an annual salary of $150,000. Mr. Tousley will also receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $125,000. Mr. Tousley also received options to acquire 250,000 shares of Common Stock at an exercise price of $.50 per share. Such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Tousley Employment Letter also provides that the Company and Mr. Tousley intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Mr. Tousley shall also be entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Company may determine.

On September 13, 1996, the Company entered into a letter of employment (the "Yankee Employment Letter") with Ernest W. Yankee, Ph.D., pursuant to which Dr. Yankee became an Executive Vice President of the Company. Pursuant to the terms of the Yankee Employment Letter, Dr. Yankee will receive an annual salary of $145,000. Dr. Yankee will also receive a minimum annual bonus of $25,000 at the end of the first year of his employment and an additional discretionary bonus of up to $83,750. Dr. Yankee also received options to acquire 200,000 shares of Common Stock at an exercise price of $.50 per share. Such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. The Yankee Employment Letter also provides that the Company and Dr. Yankee intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Yankee shall also be entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Company may determine.

On February 22, 1996, the Company entered into a consulting agreement (the "Spana Consulting Agreement") with Dr. Carl Spana, a Director and the then Interim President of the Company. Pursuant to the Spana Consulting Agreement, Dr. Spana is entitled to a consulting fee of $25,000 per annum payable on a monthly basis, commencing upon the consummation of the Series B Offering. The Spana Consulting Agreement is for an initial term of three years, and is renewable for one year terms thereafter at the discretion of both parties and may be terminated upon 30 days' notice by either party. See "Certain Transactions." In connection with Dr. Jonas' appointment as the President and Chief Executive Officer of the Company, Dr. Spana has resigned from his position as Interim President.

In May 1996, the Company entered into a consulting agreement with Dr. David Berd (the "Berd Consulting Agreement"). Pursuant to such consulting agreement, Dr. Berd is entitled to a $36,000 per year consulting fee payable on a monthly basis accruing from January 1, 1996, the payment of which commenced upon the consummation of the Series B Offering. The Berd Consulting Agreement is for a term of three years subject to early termination upon the happening of certain events. If Dr. Berd's consulting agreement is terminated without cause, Dr. Berd will be entitled to six months' severance pay. In addition, Dr. Berd has agreed to serve as Chairman of the Company's Scientific Advisory Board.

From April 1994 to September 1995, Dr. Jerry Weisbach was a consultant for the Company and, pursuant to his consulting agreement with the Company, he was to be paid $25,000 per annum. Upon his appointment as Chief Executive Officer of the Company, Dr. Weisbach's compensation was increased to $75,000 per annum and he was granted and sold 259,671 shares of Common Stock, which shares were valued at December 31, 1995 at $.002 per share. Dr. Weisbach's consultancy fees and salary were accrued until the consummation of the Series B Offering. On June 10, 1996, the Company paid Dr. Weisbach $49,663.98 in satisfaction of such payment obligations.

On March 24, 1996, Dr. Weisbach resigned as Chief Executive Officer of the Company. Pursuant to the stock purchase agreement between him and the Company, the Company repurchased 155,802 shares of Common Stock previously issued to Dr. Weisbach at a price of $.002 per share. Effective March 25, 1996, Dr. Weisbach entered into a Scientific Advisory Board Agreement (the "Weisbach SAB Agreement") with the Company. Dr. Weisbach will serve as a member of the Scientific Advisory Board for an initial term of three years. The agreement is renewable for one year terms thereafter at the discretion of both parties. Pursuant to the Weisbach SAB Agreement, Dr. Weisbach will receive $2,500 per meeting but no less than $5,000 in any year and will be entitled to stock options in the discretion of the Board of Directors. Either party may terminate such agreement upon 30 days' prior written notice.

From August 1991 to April 1995, Dayne R. Myers was the President and the Chief Executive Officer of the Company and received a salary of $75,000 per annum. In April 1995, he resigned these positions and pursuant to his severance agreement with the Company, Mr. Myers was paid: (i) $75,000; (ii) $3,000 for reimbursable moving expenses; and (iii) $447 for continued medical coverage. He also was given the right to receive 4.15% (approximately $99,600 in value) of the aggregate consideration to be received by the Company from Interneuron Pharmaceuticals, Inc. ("IPI") on account of the sale of the NutriFem PMS product within 30 days of receipt by the Company of each payment of such compensation is received from IPI. See "Employment Agreements; Termination and Severance Arrangements" and "Certain Transactions." Pursuant to the severance agreement, Mr. Myers entered into various agreements with the Company relating to, without limitation, (i) the returning of all shares of and options for capital stock of the Company ever received by him, (ii) the waiver and release by him of all claims that he may have had, if any, against the Company and (iii) his obligation to keep confidential all of the Company's trade secrets and proprietary information.

                              CERTAIN TRANSACTIONS

Pursuant to a private offering held in May and June 1996, the Company consummated an offering of Series B Preferred Stock (the "Series B Offering") pursuant to which the Company raised aggregate gross proceeds of approximately $25,900,000. In connection with services rendered by Paramount Capital, Inc., as placement agent ("Paramount" or the "Placement Agent"), for the Series B Offering, and pursuant to a placement agency agreement entered into by the Company and the Placement Agent, the Company paid the Placement Agent cash commissions of approximately $2,330,000, a non-accountable expense allowance of approximately $1,036,000 and placement warrants to acquire approximately 25,820 shares of Series B Preferred Stock, exercisable until June 15, 2006 at an exercise price of $110 per share of Series B Preferred Stock. See "Description of Securities."

Pursuant to such placement agency agreement, on June 11, 1996, the Company and the Placement Agent entered into a Financial Advisory Agreement, pursuant to which the Placement Agent will act as the Company's financial advisor. Such engagement provides that the Placement Agent will receive a monthly retainer of $4,000 per month for a minimum of 24 months, plus expenses and success fees.

On October 20, 1995, the Company entered into an Engagement & Technology Acquisition Agreement with The Castle Group, LLC ("The Castle Group"), which may be deemed an affiliate of both the Company and the Placement Agent, pursuant to which The Castle Group identified, negotiated and acquired for the Company the TJU License. In consideration for the conveyance of the license, TJU and Dr. Berd were both granted and sold 458,243 shares of Common Stock at a price of $.002 per share. In connection therewith, The Castle Group and/or its designees were granted and sold 916,486 shares of Common Stock of the Company at a price of $.002 per share. Prior to the acquisition of the TJU License, the Company had no technological assets other than that discussed below.

On December 27, 1995, the Company sold its former leading product under development (the "Former Lead Product"), an over-the-counter nutritional dietary, medicinal and/or elixorative food supplement or drug and related patents and intellectual property to a subsidiary of Interneuron Pharmaceuticals, Inc. ("Interneuron"). In consideration for the Former Lead Product, Interneuron agreed to pay in two installments, in December 1996 and December 1997, $2.4 million of its Common Stock ("IPI Stock") to the Company or its designees. In the Company's Stockholder Information Statement dated June 15,1995, the IPI Stock was designated, under certain circumstances, to be paid approximately at the time of each installment to the holders of shares of the Company's Series A Preferred Stock which were issued and outstanding on December 27, 1995. All shares of Series A Preferred Stock were automatically converted in accordance with their terms into shares of Common Stock effective June 11, 1996, the date of the final closing of the Series B Offering. The IPI Stock is still payable to those persons who were recorded holders of shares of the Company's Series A Preferred Stock on December 27, 1995. The transactions relating to the sale of Former Lead Product and the rights of the former holders of the shares of Series A Preferred Stock to the IPI Stock were approved by action by written consent of the Board of Directors of the Company and the holders of a majority of the shares of both the Common Stock and the Series A Preferred Stock, voting separately as a class in July 1995. Based upon publicly available information, Interneuron is a diversified biopharmaceutical company engaged in the development and commercialization of a portfolio of products primarily for the treatment or management of central nervous systems disorders. Interneuron's Common Stock is traded on the Nasdaq National Market. The market price of Interneuron's common stock at December 31, 1995, and October 30, 1996 was $12.50 and $24.375 respectively.

Dr. Lindsay A. Rosenwald, a substantial shareholder of the Company, is the Chairman and sole shareholder of each of the Placement Agent and Paramount Capital Investments, LLC. Dr. Rosenwald is also Chairman of the Board and a principal stockholder of Interneuron. Dr. Rosenwald personally collateralized loans to the Company from NatWest Bank N.A., pursuant to which the Company incurred principal and interest indebtedness of approximately $55,000. Such indebtedness was paid in full as of June 30, 1996. Dr. Rosenwald also extended a line of credit to the Company. As of June 30, 1996, the Company paid the outstanding principal amount and accrued interest under such line of credit, which was approximately $246,500. In addition, in 1995 and 1996, Paramount acted as placement agent, pursuant to a placement agency agreement, for a bridge financing for the Company as to which Paramount was paid $90,000 in commissions and received warrants to purchase 62,500 shares of Common Stock. Two of the investors in these bridge Financings were private investment funds managed by a company for which Dr. Rosenwald is President. Also, Michael S. Weiss, Director and Secretary of the Company, is a Senior Managing Director of Paramount and General Counsel of Paramount Capital Investments, LLC. Wayne Rubin, Treasurer of the Company, is Chief Financial Officer of Paramount and Paramount Capital Investments, LLC. Dr. Carl Spana and Dr. John K. A. Prendedgast, Directors of the Company, are Vice President and Managing Director of Paramount Capital Investments, LLC, respectively.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 30, 1996, certain information regarding the ownership of the Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the named executive officers and directors of the Company and (iii) by all officers and directors of the Company as a group.

Name and Address of                                              Number of             Percentage of Class
Beneficial Owner (1)                     Title of Stock          Shares                Beneficially Owned
Lindsay A. Rosenwald, M.D. (2)
787 Seventh Avenue,
44th Floor                               Common Stock            1,433,526                23.04%
New York, NY 10019                       Series B Preferred         10,000 (3)            *

VentureTek, L.P. (4)
c/o C. David Selengut
40 Exchange Place                        Common Stock             853,985                 13.72%
New York, NY 10006

Thomas Jefferson University
Office of Technology Transfer
1020 Locust Street                       Common Stock             458,243                  7.36%
Philadelphia, PA 19107

David Berd, M.D.
c/o Thomas Jefferson University
Office of Technology Transfer            Common Stock             458,243                  7.36%
1020 Locust Street
Philadelphia, PA 19107

Jeffrey M. Jonas, M.D. (5)               Common Stock              79,718                  1.27%

John Pappajohn (6)                       Common Stock             377,000                  6.06%
2116 Financial Center
Des Moines, IA 50309                     Series B Preferred         2,000                    *

Carl Spana, Ph.D.                        Common Stock             129,835                  2.09%

Edson D. de Castro (7)                   Common Stock              48,889                    *

Michael S. Weiss (8)                     Common Stock             201,435                  3.24%

David L. Tousley (9)                     Common Stock              15,625                    *

Ernest W. Yankee (10)                    Common Stock              12,500                    *

All officers and directors as a          Common Stock             490,802                  7.63%
group (4 persons)
                                         Series B Preferred         -0-                      *


                                                        (see notes on next page)

----------
* Represents less than 1%.

(1) Beneficial ownership is determined in accordance with rules promulgated by the Securities and Exchange Commission, and include voting and investment power with respect to shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of November 6, 1996, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 213,040 shares of Common Stock owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Excludes (i) 34,000 shares of Common Stock issuable upon exercise of Bridge Placement Warrants and (ii) approximately 615,140 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants; which warrants are not exercisable within 60 days of November 6, 1996. Includes 112,500 shares of Common Stock owned by The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P. (collectively, the "Funds"), two private investment funds that are managed by a company of which Dr. Rosenwald is President, but excludes an aggregate of 583,400 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held directly by such entities or issuable upon exercise of Series B Placement Warrants held by such entities. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest, if any.

(3) Represents shares of Series B Preferred Stock owned by the Funds. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest, if any.

(4) The general partner of VentureTek, L.P., is Mr. C. David Selengut. Mr. Selengut may be considered a beneficial owner of the shares of Common Stock owned by VentureTek, L.P., by virtue of his authority as general partner to vote and/or dispose of such shares. VentureTek, L.P., is a limited partnership, the limited partners of which include Dr. Rosenwald's wife, and children, and sisters of Dr. Rosenwald's wife and their husbands and children.


(5) Represents shares that Dr. Jonas may acquire within 60 days of November 8, 1996, upon the exercise of options granted pursuant to his letter of employment. Excludes 597,885 shares of Common Stock which are not exercisable within 60 days of November 8, 1996.


(6) Includes 100,000 shares of Common Stock held by a sole proprietorship owned by Mr. Pappajohn. Also includes 100,000 shares of Common Stock held by Mr. Pappajohn's spouse and 100,000 shares held by a sole proprietorship owned by Mr. Pappajohn's spouse. Mr. Pappajohn disclaims beneficial ownership of the 200,000 shares of Common Stock owned by his spouse and her sole proprietorship.


(7) Includes 48,889 shares of Common Stock issuable upon exercise of options which become exercisable within 60 days of November 8, 1996.

(8) Excludes (i) 3,000 shares of Common Stock issuable upon exercise of Bridge Placement Warrants and (ii) approximately 86,593 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants; which warrants are not exercisable within 60 days of November 8, 1996.

(9) Represents shares that Mr. Tousley may acquire within 60 days of November 8, 1996, upon the exercise of options granted pursuant to his letter of employment. Excludes 234,375 shares of Common Stock which are not exercisable within 60 days of November 8, 1996.

(10) Represents shares that Dr. Yankee may acquire within 60 days of November 8, 1996, upon the exercise of options granted pursuant to his letter of employment. Excludes 187,500 shares of Common Stock which are not exercisable within 30 days of November 8, 1996.

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $.002 per share, and 5,000,000 shares of preferred stock, par value, $.01 per share, of the Company. As of September 30, 1996, 6,222,316 shares of Common Stock and 259,198 shares of Series B Preferred Stock were issued and outstanding.

COMMON STOCK

Each holder of Common Stock of the Company is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of Common Stock are not entitled to preemptive rights and are not subject to redemption or assessment. Each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro-rata, the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share (of which 259,198 are issued and outstanding). The preferred stock of the Company can be issued in one or more series as may be determined from time-to-time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. The Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation: (a) the rate of distribution, (b) the price at and the terms and conditions on which shares shall be redeemed, (c) the amount payable upon shares for distributions of any kind, (d) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion and (e) voting rights except as limited by law.

Although the Company currently does not have any plans to issue additional shares of preferred stock or to designate a new series of preferred stock, there can be no assurance that the Company will not do so in the future. As a result, the Company could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to holders of Common Stock, and the right to the redemption of such shares, together with a premium, prior to the redemption to Common Stock. The current shareholders of the Company have no redemption rights. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

SERIES A PREFERRED STOCK

At one time, the Company had designated and issued 1,287,500 shares of Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"). Pursuant to an automatic conversion provision in the Certificate of Designations therefor, all outstanding shares of Series A Preferred Stock were converted into an aggregate of 643,750 shares of Common Stock effective as of June 11, 1996, in connection with the second closing of the Series B Offering. Notwithstanding such conversion, holders of the Series A Preferred Stock at the time of such conversion, will receive, pro rata, $2.4 million of shares of common stock of IPI. See "Certain Transactions."

SERIES B PREFERRED STOCK

The Board of Directors of the Company has authorized the issuance of up to 300,000, of which 259,198 are outstanding, shares of Series B Preferred Stock, par value $.01 per share, the rights, preferences and characteristics of which are as follows:

      Dividends

The holders of Series B Preferred Stock are entitled to receive dividends as, when and if declared by the Board of Directors of the Company out of funds legally available therefor. No dividend or distribution, as the case may be, will be declared or paid on any junior stock unless the dividend also is paid to holders of the Series B Preferred Stock. The Company does not intend to pay cash dividends on the Series B Preferred Stock or the underlying Common Stock for the foreseeable future.

      Conversion

Each share of Series B Preferred Stock may be converted, in whole or part, at the option of the holder at any time after the initial issuance date into 50 shares of Common Stock based upon an initial conversion price of $2.00 per share of Common Stock (the "Initial Conversion Price"). The Initial Conversion Price is subject to adjustment upon the occurrence of certain mergers, reorganizations, consolidations, reclassifications, stock dividends or stock splits which will result in an increase or decrease in the number of shares of Common Stock outstanding. In addition, the Initial Conversion Price is subject to adjustment on July 11, 1997 (the "Reset Date"), if the average daily trading price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "Twelve Month Trading Price") is less than 135% of the then applicable Initial Conversion Price ("Reset Event"). Upon a Reset Event, the then applicable Initial Conversion Price will be reduced to equal the greater of (i) the Twelve Month Trading Price divided by 1.35 and (ii) 50% of the then applicable Initial Conversion Price.

      Mandatory Conversion

The Company has the right at any time after the Reset Date to cause the Preferred Stock to be converted in whole or in part, on a pro rata basis, into shares of Common Stock if the closing price of the Common Stock exceeds 150% of the then applicable Preferred Conversion Price for at least 20 trading days in any 30 consecutive trading day period.

      Liquidation

Upon (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) merger or consolidation (a "Merger Transaction") in which the Company is not the surviving entity and shares of Common Stock consisting in excess of 50% of the voting power of the Company are exchanged (subparagraphs (i), (ii), and (iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Preferred Stock then outstanding will first be entitled to receive, pro rata (on the basis of the number of shares of the preferred stock then outstanding), and in preference to the holders of the Common Stock and any other series of Preferred Stock of the Company, an amount per share equal to $135.00 plus accrued but unpaid dividends, if any; provided, however, that in the case of a Merger Transaction, such $135.00 per share may be paid in cash and/or securities of the surviving entity in such Merger Transaction.

      Voting Rights

The holders of the Series B Preferred Stock have the right at all meetings of stockholders to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the record date for determination of the stockholders entitled to vote. So long as 50% of the shares of Series B Preferred Stock remain outstanding, the holders of 66.67% of the Series B Preferred Stock are entitled to approve (i) the issuance of any securities of the Company senior to or on parity with the Series B Preferred Stock, (ii) any alteration or change in the rights or preferences or privileges of the Series B Preferred Stock and (iii) the declaration or payment of any dividend on any junior stock or the repurchase of any securities of the Company. Except as provided above or as required by applicable law, the holders of the Series B Preferred Stock will be entitled to vote together with the holders of the Common Stock and not as a separate class.

Lock-up Agreements

The holders of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock (the "Conversion Shares") have agreed pursuant to their subscription agreements with the Company not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Conversion Shares, without the prior written consent of the placement agent in the Series B Offering. Such restrictions apply until (i) December 11, 1996 with respect to 50% of each of the holders' Conversion Shares,
(ii) March 11, 1997 with respect to the remaining 25% of each of the holders' Conversion Shares.

The holders of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants and the Common Stock issuable upon conversion thereof (collectively, the "Placement Conversion Shares") are bound, pursuant to the terms of such Series B Placement Warrants, not to offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Placement Conversion Shares prior to June 11, 1997.

1992 STOCK OPTION PLAN

A total of 875,000 shares of Common Stock has been reserved for issuance under the Company's 1992 Stock Option Plan (the "AVAX Option Plan"). The AVAX Option Plan was adopted by the Board of Directors in April 1992 and approved by stockholders of the Company in April 1992. The AVAX Option Plan expires by its own terms in 2002.

The AVAX Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options to employees, directors and consultants of the Company. Incentive stock options may be granted only to employees. The AVAX Option Plan is administered by the Board of Directors of the Company (or a Committee thereof) which determines the terms of the options granted, including the exercise price, the number of shares subject to the option, and the schedule on which the option becomes exercisable.

The AVAX Option Plan requires that the exercise price of incentive stock options must be at least equal to the fair market value of such shares on the date of grant and that the exercise price of nonqualified stock options, after the Common Stock becomes publicly traded, must be at least equal to the fair market value of such shares on the date of grant. The maximum terms of options granted under the AVAX Option Plan is 10 years. With respect to any participant who owns stock possessing more than 10% of the voting rights of outstanding capital stock, the exercise price of any option must be at least equal to 110% of fair market value on the date of grant and the term may be no longer than five years. No incentive stock option may be granted under the AVAX Option Plan to any individual if the aggregate fair market value of the shares (determined as of the time of the option is granted) which would become exercisable during any calendar year, under all incentive stock options held by such individual, exceeds $100,000, unless such excess options shall be treated as nonstatutory stock options.

Generally, any option held by an individual who ceases to be employed or retained by the Company may be exercised by such individual within three months after such individual ceases to be employed or retained by the Company or within one year after such individual ceases to be employed or retained in the case of disability. Generally, any option held by an individual who dies while still employed or retained by the Company or dies within three months after the date he or she is no longer employed or retained by the Company may be exercised by such individual's representative within six months following the date of death.


Pursuant to the AVAX Option Plan, as of November 8, 1996, options to purchase 60,000 shares of Common Stock were outstanding (of which 48,889 were vested) at a weighted average price of $0.60 per share, and no options had been exercised.


Such options do not confer upon holders thereof any voting or any other rights of a stockholder of the Company. The shares of Common Stock issuable upon exercise of the options and warrants in accordance with the terms thereof, will be fully paid and nonassessable.

OTHER OPTIONS

Pursuant to their letters of employment with the Company, Dr. Jonas, Mr. Tousley, and Dr. Yankee and another employee of the Company received share options to acquire 637,745, 250,000, 200,000 and 5,000 shares, respectively, of Common Stock at an exercise price of $.50 per share. All such share options will vest at a rate of 1/16 per quarter over a four-year period and are exercisable for a period of seven years.

WARRANTS

The following summaries are qualified in their entirety by the text of the warrants, copies of which have been filed as exhibits to the Registration Statement.

In connection with services rendered by Paramount, as placement agent in the Series B Offering, and pursuant to a placement agency agreement entered into by the Company and Paramount, the Company granted Paramount and/or its designees warrants ("Series B Placement Warrants") to acquire approximately 25,820 newly issued shares of Series B Preferred Stock. Each Series B Placement Warrant entitles the registered holder thereof to purchase Series B Preferred Stock at a price of $110 per share, at any time until June 11, 2006. The Series B Placement Warrant may be exercised, in whole or in part and may be exercised pursuant to a cashless exercise provision. The Series B Placement Warrants are subject to certain lock-up restrictions. See "Lock-up Agreements.

In connection with services rendered by Paramount, as bridge financing agent in a certain bridge financing loan availed of by the Company from August 1995 to February 1996, the Company granted Paramount and/or its designees warrants ("Bridge Placement Warrants") to acquire 62,500 newly issued shares of Common Stock. Each Bridge Placement Warrant entitles the registered holder thereof to purchase Common Stock at a price of $.01 per share, at any time until five years from the date of this Prospectus. The Bridge Placement Warrants may be exercised, in whole or in part and may be exercised pursuant to a cashless exercise provision.

In connection with services rendered by Ladenberg, Thalmann & Co., Inc. ("Ladenburg"), and D. H. Blair Investment Banking Corp. ("D. H. Blair"), as placement agents in the offering of Series A Preferred Stock conducted from June

1992 to September 1992, the Company granted Ladenburg and D. H. Blair and/or their respective designees certain warrants ("Series A Placement Warrants") to purchase Common Stock at any time until June 26, 1997. Based upon the occurrence of certain past events and the effect of the applicable antidilution provisions, approximately 178,817 shares of Common Stock are issuable pursuant to the Series A Placement Warrants at $1.29 per share. The Series A Placement Warrants may be exercised, in whole or in part, and may be exercised pursuant to a cashless exercise provision.

In connection with services rendered by Castelli Associates, Inc. and Shear/Kershman Laboratories, Inc., the Company granted Castelli Associates, Inc. and Shear/Kershman Laboratories, Inc. and/or their designees warrants ("Castelli and Shear/Kershman Warrants") to acquire 15,500 newly issued shares of Common Stock. Each Castelli and Shear/Kershman Warrant entitles the registered holder thereof to purchase Common Stock at a price of $5.50 per share, at any time until April 30, 1998. The Castelli and Shear/Kershman Warrants may be exercised, in whole or in part.


In consideration for certain investment banking and financial advisory services that may be rendered on a non-exclusive basis by M.H. Meyerson & Co., Inc. ("Meyerson"), the Company granted Meyerson warrants (the "Meyerson Warrants") to acquire 100,000 shares of Common Stock, which warrants shall vest from time to time through October 24, 1997. The Meyerson Warrants entitle the registered holder to purchase Common Stock at a price of $3.00 per share, at any time from October 24, 1996 until April 30, 1998. The Meyerson Warrants may be exercised in whole or in part.


Each of the foregoing warrants contain provisions that generally provide the holders thereof certain antidilution protections in certain events (such as, but not limited to, the occurrence of stock dividends, stock splits, mergers, sales of all or substantially all of the Company's assets and sales of other preferred stock at below market price) by adjustment of the applicable exercise price and/or the number of shares issuable upon exercise of such warrants.

The Company is not required to issue fractional shares of Common Stock upon exercise of any such warrants. In lieu thereof, an amount of cash equal to the same fraction of the then current market value of a share of Common Stock will be paid. No adjustment as to dividends will be made upon any exercise of any such warrants. The holder of any such warrant will not have any rights as a holder of Common Stock unless and until the applicable warrant is exercised.

REGISTRATION RIGHTS

The Company has agreed under certain circumstances to register the shares of Common Stock owned by TJU, Dr. Berd, VentureTek, L.P. and, Dr. Rosenwald. Under terms of the agreements between the Company and the holders of such registrable securities, generally, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other securityholders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include such shares of Common Stock therein. Holders of the Castelli and Shear/Kershman Warrants are entitled under certain circumstances 18 months after the Company's initial public offering also to require the Company to file a registration statement under the Securities Act at the Company's expense with respect to their shares of Common Stock and the Company is required to use its reasonable best efforts to effect such registration. Such rights are subject to certain conditions and limitations, including the right of the underwriter of an offering of the Common Stock to limit the number of shares included in such registration in certain circumstances. The holders of the Meyerson Warrants and holders of any shares of Common Stock issued upon exercise of the Meyerson Warrants ("Meyerson Shares") are entitled, during the period commencing October 24, 1998, and ending October 24, 2001, upon the request of at least 51% of the collective holders of the unexercised Meyerson Warrants and the Meyerson Shares, to require the Company to file a registration statement under the Securities Act at the Company's expense with respect to the shares of Common Stock issuable upon exercise of the Meyerson Warrants. Holders of the Meyerson Warrants and Meyerson Shares are also entitled to certain piggyback registration rights during the same period.

TRANSFER AGENT

The Transfer Agent for the shares of Common Stock is the Continental Stock Transfer & Trust Company of New York.

                             SELLING SECURITYHOLDERS


     The following table sets forth (i) the name of each Selling Securityholder,
(ii) the amount of shares of Common Stock owned, whether outstanding or issuable, by such holder before the Offering, (iii) the amount of shares of Common Stock which may be offered by each Selling Securityholder and (iv) the amount and percentage of shares of Common Stock to be owned by each such holder following the completion of the Offering. The amounts of Common Stock set forth above under the caption "Amount to be Offered" represents the aggregate number of shares of (A) Common Stock owned by each Selling Stockholder and which are being offered hereby, (B) Common Stock issuable upon conversion of the Series B Preferred Stock owned by each Selling Securityholder, (C) Common Stock issuable upon conversion of the Series B Placement Warrants and (D) Common Stock issuable upon exercise of conversion of the Bridge Placement Warrants (assuming for (B) -
(D) the initial conversion/exercise rates under the terms of the Series B Preferred Stock, the Series B Placement Warrants and the Bridge Placement Warrants, respectively).

                                                                                                            Percentage
                                                     Shares Owned        Amount to     Shares Owned        Owned after
Selling Securityholder (1)                      prior to Offering       be Offered   after Offering           Offering
----------------------                          -----------------       ----------   --------------           --------
The 1992 Houston Partnership, L.P.                    25,500.00          25,500.00             0.00                  *
The A.M. Group L.L.C.                                 63,750.00          63,750.00             0.00                  *
Todd D. Aaron, M.D.                                   12,750.00          12,750.00             0.00                  *
Mark Abeshouse (2)                                    32,262.50          32,362.50             0.00                  *
Leonard J. Adams                                      51,000.00          51,000.00             0.00                  *
Ross D. Ain                                            5,100.00           5,100.00             0.00                  *
Meir Aliakim                                         197,115.00         197,115.00             0.00                  *
Amram Kass P.C. Defined Benefit Pension               25,500.00          25,500.00             0.00                  *
  Plan
George Anagnos                                        12,750.00          12,750.00             0.00                  *
Josephine G. Anagnos                                  12,750.00          12,750.00             0.00                  *
Steven Anagnos                                        12,750.00          12,750.00             0.00                  *
Ansec Corp.                                          102,000.00         102,000.00             0.00                  *
The Aries Domestic Fund, L.P. (2)                    230,500.00         230,500.00             0.00                  *
The Aries Fund, A Cayman Island Trust (2)            442,000.00         442,000.00             0.00                  *
Rajiv Bahl                                            12,750.00          12,750.00             0.00                  *
BAM of NY, Inc. Defined Benefit Pension               63,750.00          63,750.00             0.00                  *
  Plan
Martin Bandier                                        25,500.00          25,500.00             0.00                  *
Banque SCS Alliance (2)                               52,000.00          52,000.00             0.00                  *
Banque Franck S.A.                                    51,000.00          51,000.00             0.00                  *
Banque Unigestion                                    153,000.00         153,000.00             0.00                  *
Banque Unigestion                                     76,500.00          76,500.00             0.00                  *
Amnon Barness & Caren H.  Barness,                    12,750.00          12,750.00             0.00                  *
JTWROS
Alan R. Batkin                                        25,500.00          25,500.00             0.00                  *
Laurie and Steven Beane                               12,750.00          12,750.00             0.00                  *
Mark Berg                                            127,500.00         127,500.00             0.00                  *
David J. Bershad                                     102,000.00         102,000.00             0.00                  *
Biowave Investment Partners                           25,500.00          25,500.00             0.00                  *
Bishops Merchant Group Limited                        51,000.00          51,000.00             0.00                  *
John V. Bivona                                        22,950.00          22,950.00             0.00                  *
Marcy Blender, Alan Blender                            7,650.00           7,650.00             0.00                  *
  JTWROS
Blair Foster & Co., Inc.                               1,850.00           1,850.00             0.00                  *
Elliott Broidy (2)                                    51,000.00          51,000.00             0.00                  *

                                                                                                            Percentage
                                                     Shares Owned        Amount to     Shares Owned        Owned after
Selling Securityholder (1)                      prior to Offering       be Offered   after Offering           Offering
----------------------                          -----------------       ----------   --------------           --------
Seymour Buehler                                       12,500.00          12,500.00             0.00                  *
Patrick J. Callahan                                   12,750.00          12,750.00             0.00                  *
M. Rafael Gonzalez Calvillo                            5,100.00           5,100.00             0.00                  *
Carlos Plancarte Garcia N., Leonor P. De              12,750.00          12,750.00             0.00                  *
  Morian, JTWROS
Gabriel M. Cerrone                                   102,000.00         102,000.00             0.00                  *
Chana Sasha Foundation                                51,000.00          51,000.00             0.00                  *
Andrew and Barbara Cichelli                           12,750.00          12,750.00             0.00                  *
Cinco de Mayo, Ltd.                                   25,500.00          25,500.00             0.00                  *
Roger and Margaret Coleman                            12,750.00          12,750.00             0.00                  *
Colony Partners, A California General                 25,500.00          25,500.00             0.00                  *
  Partnership
Robert J. Conrads                                     25,500.00          25,500.00             0.00                  *
Cook & CIE SA                                        204,000.00         204,000.00             0.00                  *
Lilia Cordero de Adame, Lilia M.A. Olvera,            25,500.00          25,500.00             0.00                  *
  JTWROS
Archibald Cox, Jr.                                   102,000.00         102,000.00             0.00                  *
Credit Lyonnais Suisse (SA)                          153,000.00         153,000.00             0.00                  *
David Trust                                            5,100.00           5,100.00             0.00                  *
DBRN Securities Inc.                                  51,000.00          51,000.00             0.00                  *
Elke R. de Ramirez                                     5,100.00           5,100.00             0.00                  *
Nathan P. Diamond                                     12,750.00          12,750.00             0.00                  *
Donald G. Drapkin                                    127,500.00         127,500.00             0.00                  *
M. Robert Dussler                                      2,550.00           2,550.00             0.00                  *
Eastside Investment Partners                          25,500.00          25,500.00             0.00                  *
Joseph E. Edelman (2)                                 31,562.44          31,562.44             0.00                  *
Elena Edelstein and Marcus Edelstein                  12,750.00          12,750.00             0.00                  *
Edgewater Private Equity Fund, LP                    190,000.00         127,500.00        62,500.00                  *
EDN Equities                                         102,000.00         102,000.00             0.00                  *
Ariel Elia                                            12,750.00          12,750.00             0.00                  *
Howard Ellis                                           5,100.00           5,100.00             0.00                  *
Etablissement Occramis                                25,500.00          25,500.00             0.00                  *
Europa International, Inc.                            25,500.00          25,500.00             0.00                  *
Joseph A. Fabiani, M.D.                               50,750.00          38,250.00        12,500.00                  *
Joseph Fabiani, Jr. (2)                                4,375.00           4,375.00             0.00                  *
Faisal Finance                                       102,000.00         102,000.00             0.00                  *
Laurence D. Fink                                     102,000.00         102,000.00             0.00                  *
Steven B. Fink                                        12,750.00          12,750.00             0.00                  *
Finterbank Zuerich                                    51,000.00          51,000.00             0.00                  *
Firebird Overseas, Ltd.                               25,500.00          25,500.00             0.00                  *
Alan Fisher                                           22,950.00          22,950.00             0.00                  *
Norman J. Fisher                                      25,500.00          25,500.00             0.00                  *
Joseph H. Flom                                        25,500.00          25,500.00             0.00                  *
Hans-Wolfgang Frick                                   51,000.00          51,000.00             0.00                  *
James P. Frickleton and James R. Bartimus             51,000.00          51,000.00             0.00                  *
Michael J. Garnick                                   101,500.00          76,500.00        25,000.00                  *
Marc Gelman                                          153,000.00         153,000.00             0.00                  *
Joseph Giamanco                                      102,000.00         102,000.00             0.00                  *
Richard Goldberg                                      25,500.00          25,500.00             0.00                  *
Harold S. Goldstein                                   12,750.00          12,750.00             0.00                  *
Golex Holding                                        102,000.00         102,000.00             0.00                  *
Ofelia Anton Gomez                                    10,200.00          10,200.00             0.00                  *
Michael J. Gordon                                      6,375.00           6,375.00             0.00                  *
Robert P. Gordon                                      25,500.00          25,500.00             0.00                  *
Peter Grabler                                          6,375.00           6,375.00             0.00                  *
Robert J. Granovsky                                   25,500.00          25,500.00             0.00                  *
Greenwood Partners                                   127,500.00         127,500.00             0.00                  *
James & Nancy Grosfeld, tenants by                   102,000.00         102,000.00             0.00                  *
  entireties
Bernard Gross (2)                                     25,209.24          25,209.24             0.00                  *

                                                                                                            Percentage
                                                     Shares Owned        Amount to     Shares Owned        Owned after
Selling Securityholder (1)                      prior to Offering       be Offered   after Offering           Offering
----------------------                          -----------------       ----------   --------------           --------
Peter Grossman                                        12,750.00          12,750.00             0.00                  *
Stuart Gruber                                         51,000.00          51,000.00             0.00                  *
Erez & Elyse Halevah                                  25,500.00          25,500.00             0.00                  *
Yonah J. Hamlet, MD Trustee FBO Yonah                 19,000.00          19,000.00             0.00                  *
  J. Hamlet, MD Profit Sharing Plan Dtd.
  1/1/86
Harpel Family Partnership                            127,500.00         127,500.00             0.00                  *
Thomas O. Hecht                                       25,500.00          25,500.00             0.00                  *
Chaim Herman and Denise Herman                         5,100.00           5,100.00             0.00                  *
Gary Herman                                           25,500.00          25,500.00             0.00                  *
William J. Vanden Heuvel                              12,500.00          12,500.00             0.00                  *
Jack Hirschfield                                       6,375.00           6,375.00             0.00                  *
The Holding Company                                   51,000.00          51,000.00             0.00                  *
Jeffrey C. Hoos                                       12,750.00          12,750.00             0.00                  *
Irving Huber and Charlotte Huber                      12,750.00          12,750.00             0.00                  *
IASD Health Services Corp.                           102,000.00         102,000.00             0.00                  *
Mark & Rebecca Ingerman                               25,500.00          25,500.00             0.00                  *
J.F. Shea Co., Inc. as Nominee 1996-21               102,000.00         102,000.00             0.00                  *
Jackson Hole Investments Acquisitions,                51,000.00          51,000.00             0.00                  *
  L.P.
Peter L. Jensen                                       25,500.00          25,500.00             0.00                  *
John Osterweis TTEE Osterweis Revocable               12,750.00          12,750.00             0.00                  *
  Trust dtd 9-13-93
James D. Judd                                         31,750.00          25,500.00         6,250.00                  *
Hyman R. Kahn                                         51,000.00          51,000.00             0.00                  *
Patrick M. Kane                                       12,750.00          12,750.00             0.00                  *
Robert S. Kapito                                      51,000.00          51,000.00             0.00                  *
Peter and Donna Kash (JTRS) (2)                      181,373.10         176,373.10         5,000.00                  *
Scott Katzmann (2)                                    63,362.50          63,362.50             0.00                  *
Donald R. Kendall, Jr.                                15,300.00          15,300.00             0.00                  *
Daniel Kessel, M.D.                                   57,250.00          51,000.00         6,250.00                  *
Ida Kessel                                            19,000.00          12,750.00         6,250.00                  *
Lawrence J. Kessel                                    57,250.00          51,000.00         6,250.00                  *
Keys Foundation, Curacao, Netherlands,                51,000.00          51,000.00             0.00                  *
  Antilles
Robert Klein, M.D.                                    51,000.00          51,000.00             0.00                  *
Robert Knox                                           25,500.00          25,500.00             0.00                  *
Arthur or Sean Kohn                                   25,500.00          25,500.00             0.00                  *
Charles Koppelman                                     51,000.00          51,000.00             0.00                  *
Ira L. Kotel                                          17,034.00          17,034.00             0.00                  *
Ted Koutsoubos                                        51,000.00          51,000.00             0.00                  *
Martin S. Kratchman (2)                              105,750.00         105,750.00             0.00                  *
Michael and Nicole Kubin                              51,000.00          51,000.00             0.00                  *
Vincent P. Lambriola                                  12,750.00          12,750.00             0.00                  *
Larich Associates                                     76,500.00          76,500.00             0.00                  *
Legong Investments N.V.                              204,000.00         204,000.00             0.00                  *
Albert Lemer                                          12,750.00          12,750.00             0.00                  *
Susan Tauber Lemor                                    12,750.00          12,750.00             0.00                  *
Gregory Lenchner                                      32,900.00          20,400.00        12,500.00                  *
Gregory S. Lenchner and Donna Lenchner,               17,850.00          17,850.00             0.00                  *
  Jointly
Harvey Lenchner                                       10,200.00          10,200.00             0.00                  *
Michael Lenchner                                       2,550.00           2,550.00             0.00                  *
Jeffrey Levine (2)                                    23,038.47          23,038.47             0.00                  *
Henry N. Lieberman                                    25,500.00          25,500.00             0.00                  *
Lifelines Care, Inc.                                  17,850.00          17,850.00             0.00                  *
Frank T. Lincoln, Jr.                                 25,500.00          25,500.00             0.00                  *
The Lincoln Tax Advantaged, L.P.                      51,000.00          51,000.00             0.00                  *
Armand A. Lindenbaum                                  12,750.00          12,750.00             0.00                  *
Lion Tower Corporation                                25,500.00          25,500.00             0.00                  *

                                                                                                            Percentage
                                                     Shares Owned        Amount to     Shares Owned        Owned after
Selling Securityholder (1)                      prior to Offering       be Offered   after Offering           Offering
----------------------                          -----------------       ----------   --------------           --------
Beverly O. Lobell                                     25,500.00          25,500.00             0.00                  *
J. Jay Lobell                                         51,000.00          51,000.00             0.00                  *
John L. Loeb, Jr.                                     12,750.00          12,750.00             0.00                  *
Luxembrella - All Around Int'l                       102,000.00         102,000.00             0.00                  *
Herbert M. Lyman                                      17,750.00          12,750.00         5,000.00                  *
The M.L. Lawrence Trust                              153,000.00         153,000.00             0.00                  *
Marathon Agents Profit Sharing                        12,750.00          12,750.00             0.00                  *
Michael P. Marcus                                    102,000.00         102,000.00             0.00                  *
Stephen McDermott (2)                                  1,250.00           1,250.00             0.00                  *
Tim McInerney (2)                                     16,678.85          16,678.85             0.00                  *
Alfons Melohn                                        153,000.00         153,000.00             0.00                  *
Arden Merback                                          6,375.00           6,375.00             0.00                  *
Joseph Merback (2)                                     7,400.00           7,400.00             0.00                  *
Josef Mermelstein                                     51,000.00          51,000.00             0.00                  *
Albert Milstein                                       25,500.00          25,500.00             0.00                  *
Mary Y.Y. Mo                                          12,750.00          12,750.00             0.00                  *
Michael Y.Q. Mo                                       12,750.00          12,750.00             0.00                  *
Zhong-Liang Mo                                        25,500.00          25,500.00             0.00                  *
Richard Molinsky                                      25,500.00          25,500.00             0.00                  *
The Monument Trust Company Limited                    51,000.00          51,000.00             0.00                  *
Roberto Gonzalez Moreno                               51,000.00          51,000.00             0.00                  *
Alfred D. Morgan, Trust Administrator                 12,750.00          12,750.00             0.00                  *
  (Trustee) / Margaret Goldwater, Trustee
Robert Mosberg                                        12,750.00          12,750.00             0.00                  *
Eli Moshen                                             6,375.00           6,375.00             0.00                  *
Mova Investments Limited                              51,000.00          51,000.00             0.00                  *
Arnold Mullen                                         25,500.00          25,500.00             0.00                  *
Arthur J. Nagle                                       12,750.00          12,750.00             0.00                  *
Mechie Nebenzahl                                      25,500.00          25,500.00             0.00                  *
P. Sherrill Neff                                      12,750.00          12,750.00             0.00                  *
New Jersey Wolfson Trust                             663,000.00         663,000.00             0.00                  *
Kevin P. Newman                                        6,375.00           6,375.00             0.00                  *
Nikki Establishment For Fashion &                     25,500.00          25,500.00             0.00                  *
Marketing Research
Old Oly, J.V.                                         25,500.00          25,500.00             0.00                  *
Paul D. and Rebecca L. Ostrovsky                      12,750.00          12,750.00             0.00                  *
Steven N. Ostrovsky                                   12,750.00          12,750.00             0.00                  *
P.A.W. Offshore Fund, Ltd.                            51,000.00          51,000.00             0.00                  *
Palmetto Partners, Ltd.                               76,500.00          76,500.00             0.00                  *
John Pappajohn (3)                                   477,000.00         102,000.00       375,000.00              1.82%
Mark D. Pesonen                                       25,500.00          25,500.00             0.00                  *
Maria Pierce                                          12,750.00          12,750.00             0.00                  *
Porter Partners, L.P.                                102,000.00         102,000.00             0.00                  *
Charles Potter                                        12,750.00          12,750.00             0.00                  *
Tis Prager                                            12,750.00          12,750.00             0.00                  *
Privat Kredit Bank, Lugano                           306,000.00         306,000.00             0.00                  *
Propp & Company, Inc. (2)                             13,050.00          13,050.00             0.00                  *
Abel Quezada Rueda, Mercedes P. Quezada                7,650.00           7,650.00             0.00                  *
   JTWRS
Michael S. Resnick                                    12,750.00          12,750.00             0.00                  *
Rick Steiner Productions, Inc.                        15,300.00          15,300.00             0.00                  *
Todd M. Roberts                                       16,983.00          16,983.00             0.00                  *
Linda Gosden Robinson                                 76,500.00          76,500.00             0.00                  *
Rosemary Cass Ltd. Pension Plan                       10,200.00          10,200.00             0.00                  *
J. Philip Rosen                                       25,500.00          25,500.00             0.00                  *
Paul H. Rosen                                          5,100.00           5,100.00             0.00                  *
Ervin Rosenfeld                                       51,000.00          51,000.00             0.00                  *
Lindsay A. Rosenwald (2)                           1,723,126.20         615,140.20     1,107,986.00              5.40%
Martine Rothblatt                                     12,750.00          12,750.00             0.00                  *
Wayne L. Rubin (2)                                   136,002.43          86,568.43        49,434.00                  *

                                                                                                            Percentage
                                                     Shares Owned        Amount to     Shares Owned        Owned after
Selling Securityholder (1)                      prior to Offering       be Offered   after Offering           Offering
----------------------                          -----------------       ----------   --------------           --------
A. Joseph Rudick (2)                                   2,500.00           2,500.00             0.00                  *
Karl Ruggeberg (2)                                    12,700.00          12,700.00             0.00                  *
Jeffrey Rothenberg DDS                                15,300.00          15,300.00             0.00                  *
David W.  Ruttenberg                                  12,750.00          12,750.00             0.00                  *
S&M Investments                                       12,750.00          12,750.00             0.00                  *
Leeor Sabbah                                         153,000.00         153,000.00             0.00                  *
M.D. Sabbah                                          255,000.00         255,000.00             0.00                  *
Sagres Group Ltd.                                    408,000.00         408,000.00             0.00                  *
Wayne Saker                                           51,000.00          51,000.00             0.00                  *
Scott G. Sandler                                      38,250.00          38,250.00             0.00                  *
Sarah Trust                                            5,100.00           5,100.00             0.00                  *
Savenna Consultants, Inc.                              7,031.25           7,031.25             0.00                  *
Roy  and Marlena Schaeffer (2)                        25,500.00          25,500.00             0.00                  *
Howard Schain                                         25,500.00          25,500.00             0.00                  *
Carl M.  Schechter                                    12,750.00          12,750.00             0.00                  *
Robin Schlaff                                         12,750.00          12,750.00             0.00                  *
Ralph Schlosstein                                     51,000.00          51,000.00             0.00                  *
Andrew W. Schonzeit                                   12,750.00          12,750.00             0.00                  *
Schwendiman Global Sector Fund L.P.                   25,500.00          25,500.00             0.00                  *
Scoggin Capital Management, L.P.                      76,500.00          76,500.00             0.00                  *
Roberto Segovia                                       10,200.00          10,200.00             0.00                  *
Lori Shapero                                          25,500.00          25,500.00             0.00                  *
Leonard P. Shaykin                                    25,500.00          25,500.00             0.00                  *
The Sheila Davis Lawrence Revocable                   51,000.00          51,000.00             0.00                  *
  Trust
L. Kevin Sheridan                                     16,983.00          16,983.00             0.00                  *
Martin Sirotkin                                       31,750.00          25,500.00         6,250.00                  *
Bruce Slovin                                         127,500.00         127,500.00             0.00                  *
Deborah Soloman (2)                                    1,250.00           1,250.00             0.00                  *
South Ferry #2, L.P.                                 585,000.00         585,000.00             0.00                  *
Aaron Speisman                                        12,750.00          12,750.00             0.00                  *
Aaron Speisman custodian for Jennifer                 12,750.00          12,750.00             0.00                  *
  Speisman
Aaron Speisman custodian for Joshua                   12,750.00          12,750.00             0.00                  *
  Speisman
William M. Spencer III                                51,000.00          51,000.00             0.00                  *
Neil and Laurie Spindel                               25,500.00          25,500.00             0.00                  *
John L. Steffens                                      51,000.00          51,000.00             0.00                  *
Dr. Edward L. Steinberg                               12,750.00          12,750.00             0.00                  *
Catherine Steinmann                                   12,750.00          12,750.00             0.00                  *
Gabriel Steinmann                                     12,750.00          12,750.00             0.00                  *
Jennifer Steinmann                                    12,750.00          12,750.00             0.00                  *
Joshua Steinmann                                      12,750.00          12,750.00             0.00                  *
Gary J. Strauss                                       25,500.00          25,500.00             0.00                  *
Stome Partners, L.P.                                 510,000.00         510,000.00             0.00                  *
Kaveh Taleghani                                       12,750.00          12,750.00             0.00                  *
Hindy H. Taub                                         12,750.00          12,750.00             0.00                  *
Herman Tauber                                         88,500.00          76,000.00        12,500.00                  *
Myron M. Teitelbaum, M.D.                             31,500.00          31,500.00             0.00                  *
Termtec, Ltd.                                         25,500.00          25,500.00             0.00                  *
Patricia & Erich Theissen                              5,100.00           5,100.00             0.00                  *
Mitchell Troyetsky                                    12,750.00          12,750.00             0.00                  *
Thomas R. Ulie (2)                                    27,000.00          27,000.00             0.00                  *
Joseph A. Umbach                                      25,500.00          25,500.00             0.00                  *
United Congregations Mesora                           51,000.00          51,000.00             0.00                  *
Dan Valahu                                            12,750.00          12,750.00             0.00                  *
Valor Capital Management, L.P.                        25,500.00          25,500.00             0.00                  *
Andre Visser (2)                                      54,000.00          54,000.00             0.00                  *
Vivaldi, Ltd.                                        102,000.00         102,000.00             0.00                  *
W & P Bank & Trust Company Ltd.                      102,000.00         102,000.00             0.00                  *

                                                                                                            Percentage
                                                     Shares Owned        Amount to     Shares Owned        Owned after
Selling Securityholder (1)                      prior to Offering       be Offered   after Offering           Offering
----------------------                          -----------------       ----------   --------------           --------
David Walner (2)                                       2,800.00           2,800.00             0.00                  *
Allan Warshawsky                                      12,750.00          12,750.00             0.00                  *
Michael Weiner, M.D.                                   5,100.00           5,100.00             0.00                  *
Mark E. Weiss                                         12,750.00          12,750.00             0.00                  *
Melvyn I. Weiss                                      102,000.00         102,000.00             0.00                  *
Michael Weiss (2)                                    288,028.43          86,593.45       201,435.00                  *
Robert J. Whetten                                     51,000.00          51,000.00             0.00                  *
Whitcome Family Trust                                 51,000.00          51,000.00             0.00                  *
Tim Winans                                            12,750.00          12,750.00             0.00                  *
Wisdom Tree Associates, LP                            76,500.00          76,500.00             0.00                  *
Alan Wise/Teri Wise, Jointly                          12,750.00          12,750.00             0.00                  *
Andrew B. Woldow                                      12,750.00          12,750.00             0.00                  *
James D. Wolfensohn                                   50,000.00          50,000.00             0.00                  *
Aaron Wolfson                                         51,000.00          51,000.00             0.00                  *
Abraham Wolfson                                       51,000.00          51,000.00             0.00                  *
Wolfson Descendents' 1983 Trust                      255,000.00         255,000.00             0.00                  *
Worldwide Consultants and Finance Ltd.                51,000.00          51,000.00             0.00                  *
Lauren Youner (2)                                     19,297.00           2,797.00        16,500.00                  *
Peter Young                                            9,333.00           9,333.00             0.00                  *
Richard A. Young                                      12,750.00          12,750.00             0.00                  *
Robert J. Young                                       12,750.00          12,750.00             0.00                  *
Zapco Holdings Settlement                             12,750.00          12,750.00             0.00                  *
Uzi Zucker                                            25,500.00          25,500.00             0.00                  *
TOTAL                                             15,421,338.00      14,885,088.00       536,250.00              8.01%

----------
*     Represents less than 1.0 %.

(1) Unless otherwise indicated, includes all shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the initial conversion rate of $2.00 per share. See "Description of Securities--Series B Preferred Stock.".

(2) Includes Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable upon exercise of the Series B Placement Warrants.

(3)   See also footnote 5 to the table set forth under "Principal Stockholders."

Each Selling Securityholder may, but is not required to, sell all of the shares of Common Stock shown in the column entitled "Amount of Shares to be Offered" subject, in certain instances, to lock-up provisions. See "Description of Securities --Lock-Up Agreements." The Selling Securityholders and any broker-dealers that act in connection with the sale of the Common Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities as principals might be deemed to be underwriting discounts and commissions under the Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of such securities certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Common Stock by the Selling Securityholders, although the Company may receive proceeds from the exercise of the Placement Warrants. Sales of the Selling Securityholder or even the potential shares of Common Stock by of such sales, would likely have an adverse effect on the market price of the Common Stock.

At the time a particular offer for Common Stock is made, as herein contemplated, by or on behalf of the Selling Securityholder, to the extent required, a Prospectus will be distributed by the Selling Securityholder which will set forth the number of shares of Common Stock being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, and to the extent that an underwriter is involved, the purchase price paid by any underwriter for shares purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Except as noted below, none of the Selling Securityholders named in the preceding table has had any position, office or other material relationship with the Company or any of its affiliates within the past three years. The Aries Domestic Fund, L.P. and The Aries Fund, A Cayman Island Trust are private investment funds managed by Dr. Lindsay A. Rosenwald, a substantial shareholder and former director of the Company and the sole owner of Paramount Capital, Inc., the placement agent for the Series B Offering ("Paramount"). See "Certain Transactions." Michael S. Weiss is the Secretary and a Director of the Company and a Senior Managing Director of Paramount. Wayne L. Rubin is the former Treasurer of the Company and the Chief Financial Officer of Paramount. The following persons are also registered representatives of Paramount: Peter Kash; Martin S. Kratchman; Joseph Edelman; Jeffrey Levine; Tim McInerney ; Karl Ruggeberg; Scott Katzmann; LaurenYouner; David Walner; Joseph Fabiani, Jr.; Deborah Soloman; A. Joseph Rudick, Jr.; Mark Abeshouse; Bernard Gross; and Stephen McDermott.

                        SHARES ELIGIBLE FOR FUTURE SALES

Upon completion of the Offering, the Company will have 21,296,932 shares of Common Stock outstanding or issuable upon the conversion of the Series B Preferred Stock, the exercise of all outstanding options and warrants as of September 30, 1996. Of these shares, the 14,885,088 shares registered in the Offering will be freely tradeable without restriction or further registration under the Securities Act, except that (i) any shares purchase by "affiliates" of the Company, as the term is defined under the Securities Act ("Affiliates"), may generally only be sold in compliance with the limitations of Rule 144 described below and (ii) that such registered shares may be subject to certain lock-up provisions discussed below. In addition, the Company believes that the 987,776 shares of Common Stock may be eligible for sale without restriction or further registration under the Securities Act, subject to certain requirements. See "Risk Factors--Potential Adverse Effect of Shares Eligible For Future Sales." The Company has a Stock Option Plan under which 875,000 shares of Common Stock have been reserved for issuance, and has also reserved 1,092,745 shares of Common Stock for issuance pursuant to the employment arrangements among the Company and Dr. Jonas, Mr. Tousley, Dr. Yankee and one other non-executive employee.

SALES OF RESTRICTED SHARES

The Company believes that 4,386,409 shares of Common Stock are "restricted securities" and under certain circumstances may, in the future, be sold in compliance with Rule 144 (including 987,776 shares owned by persons whom the Company believes may be affiliates of the Company, but as to which there can be no assurance, and whose shares therefore may not be restricted). Assuming the availability of Rule 144, the Company believes that of the 4,386,409 "restricted" shares of Common Stock, 987,776 shares of Common Stock is eligible for sale and an additional 3,398,632 shares of Common Stock will be eligible for sale in 1997 pursuant to Rule 144, in each case so long as there is adequate current public information with respect to the Company as contemplated by Rule 144, as well as, certain volume limitations and manner of sale requirements imposed by Rule 144.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class, or if the Common Stock is quoted on the Nasdaq National Market or a national securities exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

Prior to the Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of Restricted Shares of locked-up shares will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

For a description of the Company's outstanding warrants and options, see "Description of Securities--1992 Stock Option Plan," "Other Options," and "Warrants."

                              PLAN OF DISTRIBUTION

A total of 14,885,088 shares of Common Stock are being directly offered for sale by the Selling Securityholders to the public. The Selling Securityholders may, but are not required to, sell, directly or through brokers, the shares of Common Stock in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. (Certain of the Common Stock may be subject to a lock-up agreement. See "Description of Securities -- LockUp Agreements"). In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the shares of Common Stock within the meaning of the Securities Act, although the offering of these securities will not be underwritten by a broker-dealer firm. Sales in the market may be made to broker-dealers making a market in the Common Stock or other broker-dealers, and such broker-dealer, upon their resale of such securities, may be deemed to be "Selling Securityholders" in this offering. The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Securityholders. Pursuant to the terms under which the Preferred Stock and Placement Warrants were issued and sold, the Company has agreed to indemnify the Selling Securityholders against such liabilities as they may incur as a result of any untrue statement of a material fact in the Registration Statement of which this Prospectus forms a part, or any omission herein or therein to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Such indemnification includes liabilities that the Selling Securityholders may incur under the Securities Act.

The Company will bear all costs and expenses of the registration under the Securities Act and certain state securities laws of the Common Stock and any discounts or commissions payable with respect to sales of such securities.

From time to time, this Prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, after notice from the Company, the Selling Securityholders are required to cease sales until the Prospectus has been supplemented or amended.

The Selling Securityholders have advised the Company that they may sell, directly or through brokers, all or a portion of the securities offered hereby in negotiated transactions or in one or more transactions in the market at the price prevailing at the time of sale. In connection with such sales, the Selling Securityholders and any participating broker may be deemed to be "underwriters" of the Common Stock within the meaning of the Securities Act of 1933. It is anticipated that usual and customary brokerage fees will be paid by the Selling Securityholders in all open market transactions. The Company will pay all other expenses of this Offering. See "Plan of Distribution."

The Company will inform the Selling Securityholders that the anti-manipulation provisions of Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934 may apply to the sales of their shares offered hereby. The Company will advise the Selling Securityholders of the requirement for delivery of this Prospectus in connection with any sale of the Common Stock offered hereby.

                                     EXPERTS

The financial statements of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.), as of December 31, 1995 and for the years ended December 31, 1994 and 1995 and for the period from January 12, 1990 (incorporation ) to December 31, 1995 appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL COUNSEL

Legal matters relating to the Offering will be passed upon for the Company by Roberts, Sheridan & Kotel, a Professional Corporation, New York, New York, counsel to the Company. Members of such firm beneficially own an aggregate of 51,000 shares of Common Stock assuming the conversion of all shares of Series B Preferred Stock owned by them at the Initial Conversion Price. All of such shares of Common Stock owned directly or issuable upon conversion of shares of Series B Preferred Stock are included in this Registration Statement.

                             ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to the Company and such Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Prospectus concerning the contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference to such exhibit. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto being herein referred to as the "Registration Statement") under the Securities Act of 1933. The Registration Statement, as well as other reports and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and other information statements regarding registrants that file electronically with the Commission. The Company currently is not a reporting company under the Exchange Act, provided that if, and when, the Company's application for listing on the Nasdaq National Market is approved, the Company intends to file a registration statement with respect to Common Stock under the Exchange Act, whereupon the Company would become a reporting company subject to the informational requirements of the Exchange Act.

                         Report of Independent Auditors

The Board of Directors and Stockholders
AVAX Technologies, Inc.
(formerly Walden Laboratories, Inc.)

We have audited the accompanying balance sheets of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) (a development stage company) as of December 31,1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1995 and 1994 and for the period from January 12, 1990 (incorporation) to December 31, 1995 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated March 20, 1996, which report contained an explanatory paragraph regarding the Company's ability to continue as a going concern, the Company, as discussed in Note 9, has completed an issuance of its Series B preferred stock resulting in net proceeds of approximately $22,347,000. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) at December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 and for the period from January 12, 1990 (incorporation) to December 31, 1995 in conformity with generally accepted accounting principles.


                                                            /s/Ernst & Young LLP
                                                               ERNST & YOUNG LLP


New York, New York
March 20, 1996,
  except for Note 9, as to which
  the date is June 11, 1996.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                                 Balance Sheets

                                                                                  December 31        June 30
                                                                                      1995             1996
                                                                                ---------------------------------
Assets                                                                                              (Unaudited)
Current assets:
   Cash and cash equivalents                                                       $         503     $ 20,968,831
   Current portion of common stock receivable from a related party (Note 2)              908,000          971,000
   Other current assets                                                                       --           12,793
                                                                                ----------------------------------
Total current assets                                                                     908,503       21,952,624
Furniture and equipment, at cost                                                          15,753               --
Less accumulated depreciation                                                              6,789               --
                                                                                ---------------------------------
                                                                                           8,964                --
Common stock receivable from a related party, less current portion (Note 2)            1,043,000        1,130,975
Deferred costs, less accumulated amortization of $42,257 and $950 in 1995 and
   1996, respectively (Note 8)                                                            13,101              403
                                                                                ==================================
Total assets                                                                       $   1,973,568     $ 23,084,002
                                                                                ==================================
Liabilities and stockholders' equity
Current liabilities:
   Loans payable (including $150,000 payable to related party) (Note 8)            $     650,000     $         --
   Notes payable to related party (Note 8)                                               207,000               --
   Accounts payable and accrued liabilities (Notes 2, 5 and 7)                           274,744          238,329
   Current portion of amount payable to preferred stockholders' (Note 2 )                394,688          930,610
   Current portion of amount payable to Former Officer (Note 2)                           43,285           40,292
                                                                                ----------------------------------
Total current liabilities                                                              1,569,717        1,209,231
Amount payable to preferred stockholders, less current portion (Note 2 )                 343,601        1,084,133
Amount payable to Former Officer, less current portion (Note 2)                           37,682           46,940
Commitments and contingencies  (Notes 2, 3 and 7)
Stockholders' equity (Notes 2, 3, 4, 8 and 9):
   Preferred Stock:
     Authorized  -5,000,000  shares (including Series B-300,000 shares)
     Series A convertible preferred stock, $.01 par value; 1,287,500 shares
       issued and outstanding in 1995 (liquidation preference $1,836,711)                 12,875                --
     Series B convertible preferred stock, $.01 par value; 259,198 shares
       issued and outstanding in 1996 (liquidation preference $34,991,730)                    --            2,592
   Common stock:
     Authorized - 10,000,000 shares at December 31, 1995 and 50,000,000 at
       June 30, 1996
     $.002 par value; 5,162,671 and 5,928,567 shares issued and outstanding
       at December 31, 1995 and June 30, 1996                                             10,325           11,857
   Additional paid-in capital                                                          1,723,657       23,267,003
   Subscription receivable                                                                (7,109)          (6,589)
   Deferred compensation                                                                      --         (308,908)
   Deficit accumulated during the development stage                                   (1,717,180)      (2,222,257)
                                                                                ----------------------------------
Total stockholders' equity                                                                22,568       20,743,698
                                                                                ==================================
Total liabilities and stockholder's equity                                         $   1,973,568    $  23,084,002
                                                                                ==================================

See accompanying notes.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                            Statements of Operations

                                                                                                                  Period from
                                                                                                                  January 12,
                                                                                                                     1990
                                                                                                               (Incorporation)
                                            Year ended                         Six months ended                      To
                                            December 31                             June 30                         June 30,
                                       1994              1995               1995                1996                1996)
                                 -------------------------------------------------------------------------------------------------
                                                                        (Unaudited)         (Unaudited)          (Unaudited)
Gain from sale of the Product
   (Note 2)                      $              --     $   1,951,000  $            --   $            --      $      1,951,000

Costs and expenses:
   Research and development
                                          398,622            126,957           36,749            177,378             1,790,696
   Marketing and selling                       --                 --               --                 --               543,646
   General and administrative             322,193            302,800          124,797            282,881             1,867,622
                                 -------------------------------------------------------------------------------------------------
Total operating income
   (loss)                                (720,815)         1,521,243         (161,546)          (460,259)           (2,250,964)

Other income (expense):
   Interest income                            949                 --               --            171,238               230,907
   Interest expense                       (30,804)           (96,962)         (37,338)          (206,222)             (348,047)
   Other, net                             (30,551)           (43,710)          (1,256)            (9,834)              145,847
                                 -------------------------------------------------------------------------------------------------
Total other income
   (expense)                              (60,406)          (140,672)         (38,594)           (44,818)               28,707
                                 -------------------------------------------------------------------------------------------------

Net income (loss)                        (781,221)         1,380,571         (200,140)          (505,077)           (2,222,257)
Amount payable for liquidation
   preference                                  --           (738,289)              --         (1,131,744)           (1,870,033)
                                 -------------------------------------------------------------------------------------------------
Net income (loss) attributable
   to common stockholders        $       (781,221)     $     642,282  $      (200,140)     $  (1,636,821)    $      (4,092,290)
                                 ===============================================================================================
Net income (loss) per common
   share                         $           (.12)     $         .09  $          (.03)     $        (.27)
                                 ============================================================================
Weighted average number of
   shares outstanding                   6,526,807          6,771,129        6,339,785          5,978,124
                                 ============================================================================

See accompanying notes.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                  Statements of Stockholders' Equity (Deficit)


                                                   Series A                  Series B
                                                  Convertible              Convertible
                                               Preferred Stock           Preferred Stock              Common Stock
                                            ------------------------ ------------------------- ---------------------------
                                               Shares      Amount      Shares       Amount        Shares        Amount
                                            ------------- ---------- ------------ ------------ ------------- -------------
 Issuance of common stock for services in           --    $     --           --   $        --    1,165,000   $    2,330
    January 1990
 Net loss                                           --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
                                                                     ------------ ------------ ------------- -------------
 Balance at December 31, 1990                       --          --           --          --      1,165,000        2,330
 Issuance of common stock for services in
    August 1991                                     --          --           --          --        460,000          920
 Net loss                                           --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
                                                                     ------------ ------------ ------------- -------------
 Balance at December 31, 1991                       --          --           --          --      1,625,000        3,250
 Conversion of note payable to related
    party to common stock in June 1992              --          --           --          --         45,826           92
 Issuance of common stock for services in
    May and June 1992                               --          --           --          --        528,369        1,056
 Issuance of Series A convertible
    preferred stock, net of issuance cost
    in June, July and September 1992         1,287,500      12,875           --          --             --           --
 Net loss                                           --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
                                                                     ------------ ------------ ------------- -------------
 Balance at December 31, 1992                1,287,500      12,875           --          --      2,199,195        4,398
 Issuance of common stock for services in
    July and November 1993                          --          --           --          --         17,435           35
 Net loss                                           --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
 Balances at December 31, 1993               1,287,500      12,875           --          --      2,216,630        4,433
 Issuance of common stock for services in
    July 1994                                       --          --           --          --          7,500           15
 Net loss                                           --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
 Balances at December 31, 1994               1,287,500      12,875           --          --      2,224,130        4,448
 Common stock returned and canceled in
    April and May 1995                              --          --           --          --       (615,895)      (1,232)
 Shares issued in September and November            --          --           --          --      3,554,436        7,109
    1995
 Amount payable for liquidation preference          --          --           --          --             --           --
 Net income                                         --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
 Balances at December 31, 1995               1,287,500      12,875           --          --      5,162,671       10,325



                                                                             Deficit
                                                                           Accumulated       Total
                                              Additional                   During the    Stockholders'
                                               Paid-In      Subscription   Development       Equity

                                               Capital       Receivable       Stage        (Deficit)
                                             ------------- -------------- -------------- ---------------
 Issuance of common stock for services in    $             $        --    $              $
    January 1990                                      920                             --         3,250
 Net loss                                              --           --              (889)         (889)
                                             ------------- -------------- -------------- ---------------
                                             ------------- -------------- -------------- ---------------
 Balance at December 31, 1990                         920           --              (889)        2,361
 Issuance of common stock for services in
    August 1991                                     5,830           --                --         6,750
 Net loss                                              --           --           (97,804)      (97,804)
                                             ------------- -------------- -------------- ---------------
                                             ------------- -------------- -------------- ---------------
 Balance at December 31, 1991                       6,750           --           (98,693)      (88,693)
 Conversion of note payable to related
    party to common stock in June 1992            160,465           --                --       160,557
 Issuance of common stock for services in
    May and June 1992                               6,444           --                --         7,500
 Issuance of Series A convertible
    preferred stock, net of issuance cost
    in June, July and September 1992            2,258,837           --                --     2,271,712
 Net loss                                              --           --          (607,683)     (607,683)
                                             ------------- -------------- -------------- ---------------
                                             ------------- -------------- -------------- ---------------
 Balance at December 31, 1992                   2,432,496           --          (706,376)    1,743,393
 Issuance of common stock for services in
    July and November 1993                         24,965           --                --        25,000
 Net loss                                              --           --        (1,610,154)   (1,610,154)
                                             ------------- -------------- -------------- ---------------
 Balances at December 31, 1993                  2,457,461           --        (2,316,530)      158,239
 Issuance of common stock for services in
    July 1994                                       4,485           --                --         4,500
 Net loss                                              --           --          (781,221)     (781,221)
                                             ------------- -------------- -------------- ---------------
 Balances at December 31, 1994                  2,461,946           --        (3,097,751)     (618,482)
 Common stock returned and canceled in
    April and May 1995                                 --           --                --        (1,232)
 Shares issued in September and November               --       (7,109)               --            --
    1995
 Amount payable for liquidation preference       (738,289)          --                --      (738,289)
 Net income                                            --           --         1,380,571     1,380,571
                                             ------------- -------------- -------------- ---------------
 Balances at December 31, 1995                  1,723,657       (7,109)       (1,717,180)       22,568

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

            Statements of Stockholders' Equity (Deficit) (Continued)


                                                   Series A                  Series B
                                                  Convertible              Convertible
                                               Preferred Stocks          Preferred Stock              Common Stock
                                            ------------------------ ------------------------- ---------------------------
                                               Shares      Amount      Shares       Amount        Shares        Amount
                                            ------------- ---------- ------------ ------------ ------------- -------------
 Repurchase of common stock in March 1996
    (Unaudited)                                     --    $     --           --   $      --       (155,802)  $      312

 Payment of subscription receivable                 --          --           --          --             --           --
    (Unaudited)
 Conversion of Series A preferred in June
    1996 (Unaudited)                        (1,287,500)    (12,875)          --          --        643,750        1,288
 Issuance of common stock and Series B
    preferred
    stock in a private placement in May             --          --      258,198       2,582        258,198          516
    and June 1996
 Issuance of common stock and Series B
    preferred                                       --          --        1,000          10          1,000            2
    stock for services in June 1996
    (Unaudited)
 Exercise of warrants in June 1996                  --          --           --          --         18,750           38
    (Unaudited)
 Amount payable for liquidation
    preference (Unaudited)                          --          --           --          --             --           --
 Compensation related to stock options
    granted in May 1966 (Unaudited)                 --          --           --          --             --           --
 Amortization of deferred compensation              --          --           --          --             --           --
    (Unaudited)
 Net loss (Unaudited)                               --          --           --          --             --           --
                                            ------------- ---------- ------------ ------------ ------------- -------------
 Balance at June 30, 1996 (Unaudited)               --    $     --      259,198   $   2,592      5,928,567   $   11,857
                                            ============= ========== ============ ============ ============= =============






                                                                                                      Deficit
                                                                                                     Accumulated       Total
                                                    Additional                                       During the    Stockholders'
                                                     Paid-In      Subscription      Deferred         Development       Equity
                                                     Capital       Receivable     Compensation          Stage        (Deficit)
                                                   ------------- --------------   -------------     -------------- ---------------
 Repurchase of common stock in March 1996
    (Unaudited)                                    $         --  $      (312)     $          --     $           -- $          --

 Payment of subscription receivable                          --          208                 --                 --           208
    (Unaudited)
 Conversion of Series A preferred in June
    1996 (Unaudited)                                     11,587           --                 --                 --            --
 Issuance of common stock and Series B
    preferred
    stock in a private placement in May              22,244,305           --                 --                 --    22,247,403
    and June 1996
 Issuance of common stock and Series B
    preferred                                            99,988           --                 --                 --       100,000
    stock for services in June 1996
    (Unaudited)
 Exercise of warrants in June 1996                          337           --                 --                 --           375
    (Unaudited)
 Amount payable for liquidation
    preference (Unaudited)                           (1,131,744)          --                 --                 --    (1,131,744)
 Compensation related to stock options
    granted in May 1966 (Unaudited)                     318,873           --           (318,873)                --            --
 Amortization of deferred compensation                       --           --              9,965                 --         9,965
    (Unaudited)
 Net loss (Unaudited)                                        --           --                 --           (505,077)      505,077
                                                   ------------- --------------   ----------------    -------------- --------------
 Balance at June 30, 1996 (Unaudited)              $ 22,267,003  $    (6,589)     $    (308,908)      $ (2,222,257) $ 20,743,698
                                                   ============= ==============   ================    ============== ==============



See accompanying notes.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                            Statements of Cash Flows

                                                                                                                 Period from
                                                                                                              January 12, 1990
                                                                                                             (Incorporation) To
                                       Year ended December 31                Six months ended June 30             June 30,
                                      1994                1995               1995               1996                1996
                                ------------------ ------------------- ------------------ ------------------ --------------------
                                                                          (Unaudited)        (Unaudited)         (Unaudited)
Operating activities
Net income (loss)                  $   (781,221)      $ 1,380,571         $   (200,140)      $   (505,077)    $    (2,222,257)
Adjustments to reconcile net
   income (loss) to net cash
   used in operating
   activities:
     Depreciation and
       amortization                       8,447             44,942              18,764             59,471             124,867
     Gain from sale of the
       Product                               --         (1,951,000)                --                 --           (1,951,000)
     Gain on sale of
       intellectual property                 --               (787)                --                 --                 (787)
     Accretion of interest on
       common stock receivable               --                 --                  --           (150,975)           (150,975)
     Accretion of  interest
       on amount payable to
       preferred stockholders
       and Former Officer                    --                 --                  --            150,975             150,975
     Loss on sale or
       abandonment of
       furniture and equipment           29,231                 --                  --              8,156              37,387
     Issuance of common stock
       for services                       4,500                 --                  --                 --              47,000
     Changes in operating assets and liabilities:
         Prepaid expenses                26,120                 --                  --                 --                --
         Other assets                     3,598                 --                  --            (12,793)            (12,793)
         Accounts payable and
           accrued liabilities          (28,154)           231,756              62,377            (36,415)            238,329
 Amount payable to Former Officer
                                             --             80,522                  --                 --              80,522
                                ------------------ ------------------- ------------------ ------------------ --------------------
Net cash used in operating
   activities                          (737,479)          (213,996)           (118,999)          (486,658)         (3,658,732)
Investing activities
Purchase of short-term
   investments                              --                 --                  --                 --             (979,582)
Sale of short-term investments              --                 --                  --                 --              979,582
Purchases of furniture and
   equipment                                --                 --                  --                 --              (65,934)
Proceeds from sale of
   furniture and equipment               4,600                 --                  --                 --                4,600
Organization costs                          --                 --                  --                 --               (1,358)
                                ------------------ ------------------- ------------------ ------------------ --------------------
Net cash provided by (used
   in) investing activities              4,600                 --                  --                 --              (62,692)


                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)
                      Statements of Cash Flows (Continued)

                                                                                                             Period from January
                                                                                                                   12, 1990
                                                                                                              (Incorporation) To
                                       Year ended December 31                Six months ended June 30              June 30,
                                      1994                1995               1995               1996                 1996
                                ------------------ ------------------- ------------------ ------------------ ---------------------
                                                                          (Unaudited)        (Unaudited)         (Unaudited)
Financing activities
Proceeds from notes payable
   to related party                 $  397,000      $          --      $           --     $              --      $   957,557
Repayments on notes payable
   to related party                   (190,000)                --                  --            (207,000)           (797,000)
Proceeds from loans payable            389,000            600,000             450,000             400,000           1,389,000
Repayments of loans payable                 --           (339,000)            (289,000)        (1,050,000)         (1,389,000)
Financing costs                             --            (54,000)             (40,500)           (36,000)            (90,000)
Payment of subscription
   receivable                               --                 --                  --                 208                 208
Exercise of warrants                        --                 --                  --                 375                 375
Issuance of preferred and
   common stock, net of
   issuance cost                            --                 --                  --          22,347,403          24,619,115
                                ------------------ ------------------- ------------------ ------------------ ---------------------
Net cash provided by
   financing activities                596,000            207,000              120,500         21,454,986          24,690,255
                                ------------------ ------------------- ------------------ ------------------ ---------------------
Net (decrease) increase in            (136,879)            (6,996)               1,501         20,968,328          20,968,831
   cash
Cash and cash equivalents,
   beginning of period                 144,378              7,499                7,499                503                  --
                                ================== =================== ================== ================== =====================
Cash and cash equivalents,
   end of period                    $    7,499         $      503         $      9,000       $ 20,968,831       $ 20,968,831
                                ================== =================== ================== ================== =====================

Supplemental Disclosure of
Cash Flow Information:
Interest paid                      $    16,954        $     8,338        $      8,338       $     157,721      $     197,072
                                ================== =================== ================== ================== =====================

See accompanying notes

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)


                          Notes to Financial Statements

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)



1. Description of Business and Significant Accounting Policies

Description of Business

AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) (the "Company") is a development stage biopharmaceutical company. The Company changed its name to AVAX Technologies, Inc. effective March 26, 1996.

In November 1995, the Company sold its leading product under development, an over-the-counter nutritional, dietary, medicinal and/or elixorative food supplement or drug and all of the related patents and other intellectual property (the "Product") (see Note 2).

In November 1995, the Company entered into a license agreement with the Thomas Jefferson University (the "University") to develop, commercially manufacture and sell products embodying immunotherapeutic vaccines for the treatment of malignant melanoma and other carcinomas (the "Invention") (see Note 3).

The Company's business is subject to significant risks consistent with biotechnology companies that are developing products for human therapeutic use. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval and competition with other biotechnology and pharmaceutical companies. The Company plans to continue to finance its operations with a combination of equity and debt financing and, in the longer term, revenues from product sales, if any. However, there can be no assurance that it will successfully develop any product or, if it does, that the product will generate any or sufficient revenues.

Interim Financial Statements

The interim financial statements at June 30, 1996 and for the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the entire year.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


1. Description of Business, Basis of Presentation and Significant Accounting Policies (continued)

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents. At June 30, 1996, substantially all cash and cash equivalents were held in one financial institution.

Depreciation

Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 3 to 5 years.

Research and Development Costs

Research and development costs, including payments related to patents and license agreements, are expensed when incurred.

Deferred Costs

Financing costs are deferred and amortized over the period of the related debt. Organizations costs are amortized over sixty months.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)



1. Description of Business, Basis of Presentation and Significant Accounting Policies (continued)

Share Information

Prior to the first closing of a private placement on May 15, 1996 (see Note 9), the Company effected a 1-for-2 reverse stock split of the Company's common stock. All outstanding share amounts included in the accompanying financial statements have been adjusted to reflect the 1-for-2 reverse stock split disclosed in Note 9.

Net Income (Loss) Per Share

Net income (loss) per share is based upon net income (loss) divided by weighted average number of shares of common stock outstanding during the respective periods, retroactively adjusted to reflect the reverse stock split. The weighted average number of common shares outstanding have been calculated in accordance with Staff Accounting Bulletin 83 ("SAB 83") of the Securities and Exchange Commission. SAB 83 requires that shares of common stock, warrants and options issued one-year prior to the initial filing of a registration statement relating to an initial public offering at amounts below the public offering price be considered outstanding for all periods presented in the Company's registration statement. For purposes of calculating the net income (loss) per share, the private placement of Series B convertible preferred stock (see Note 9) has been considered to be the equivalent of an initial public offering and the initial public offering price was determined to be $1.96 per share by assuming that the preferred stock issued was immediately converted into common stock. All options and warrants issued prior to one year from the private placement were antidilutive or immaterial and, accordingly, excluded from the calculation of weighted average shares. Series A convertible preferred stock was included in the calculation of the weighted average number of shares for the year ended December 31, 1995. Such stock was antidilutive for all other periods.

Supplementary net income (loss) per share include the conversion of Series A preferred stock and the estimated number of shares assumed to be sold by the Company (641,327 at $1.96 per share) to repay certain debt of $1,257,000. Net income (loss) per share would have been $.10 for the year ended
December 31, 1995 and $(.02) and $(.22) for the six months ended June 30, 1995 and 1996, respectively, if the said shares had been converted/issued at the beginning of the respective periods.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


1. Description of Business, Basis of Presentation and Significant Accounting Policies (continued)

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 31, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company intends to continue to account for its stock based compensation plans in accordance with the provisions of APB 25.

2. Sale of the Product

The company entered into an agreement to sell the Product for $2.4 million in shares of Common Stock of Interneuron Pharmaceuticals, Inc. ("IPI") (a public company), the parent of the purchaser of the Product (the "Stock"). Certain common stockholders of the Company are also common stockholders of IPI. The purchase price, payable in two equal installments in December 1996 and 1997, respectively, is fixed and the number of shares of Stock will vary depending on the quoted market price of the Stock at such time.

The sale of the Product was approved by the Company's common and preferred stockholders subject to the following conditions:

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


2.  Sale of the Product (Continued)

- At approximately the same time each installment is received by the Company, 95.85% of the Stock will be distributed by the Company to its preferred stockholders of record at the time the sale of the Product closed, on a pro-rata basis, to reduce their liquidation preference; provided, however, that if at the time of each installment, any of the Company's indebtedness which had been outstanding at the time of the closing of the agreement to sell the Product (December 27, 1995) is then due and payable, the Company will cause such indebtedness to be paid or provided for, whether by use of available cash, refinancing, redirecting a portion of the Stock to satisfy such indebtedness or otherwise as the Company shall determine in its best interest.

- The remaining 4.15% of the Stock (or a cash payment equal to the value thereof) will be distributed to the Company's former President and Chief Executive Officer (the "Former Officer") in partial consideration for his resignation from the Company and the return to the Company of all common stock of the Company and cancellation of options to purchase 250,000 shares of common stock that was ever owned by him (see Note 8).

Other than for the Former Officer, none of the other Common Stockholders were entitled to any of the Stock.

Because the Stock is receivable in two equal annual installments, the gain from the sale of the Product, $1,951,000, was calculated by discounting the value of the Stock receivable using a discount rate of 15%. The Company also recorded the difference between 95.85% of the discounted net present value of the Stock to be received and the Company's indebtedness, $1,131,744 at December 31, 1995, as a payable to the preferred stockholders of $738,289 to reduce their liquidation preference. The total amount payable to the preferred stockholders could be $2,300,400 if all of the Company's indebtedness outstanding as of the date of the sale of the Product is satisfied through sources other than the Stock to be received. However, to the extent such amount of indebtedness remains outstanding as of the date of receipt of the Stock and, the repayment of such indebtedness is not otherwise provided for, the amount paid to the preferred stockholders will be satisfied from the proceeds of the Stock receivable (see Note 9).

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


2. Sale of the Product (Continued)

The discounted net present value of the Stock distributable to the Former Officer, $80,967, was allocated between common stock ($445) and severance expense ($80,522) based on the fair value of the Company's common stock ($.002 per share).

3. License and Research Agreements

In November 1995, the Company entered into an agreement with the University for the exclusive worldwide license to develop, manufacture and sell the Invention. The Company paid cash of $10,000 as consideration for the license agreement. In addition, the Company sold an aggregate of 916,486 shares of common stock at $.002 per share (the fair value of the Company's common stock) to the University and the scientific founder (the "Scientist"). These shares have anti-dilution rights prior to the first equity financing, as defined in the license agreement, in excess of $1,000,000 by the Company.

Under terms of the license agreement, the Company is required to raise a minimum of $500,000 of net operating capital by December 1996. Also under the terms of the license agreement, (i) the Company is obligated to pay certain milestone payments as follows: $10,000 upon initiation of the first clinical trial that is approved by the Food and Drug Administration ("FDA") or comparable international agency, $10,000 upon the first filing of a New Drug Application ("NDA") with the FDA or comparable international agency, and $25,000 upon receipt by the Company of approval from the FDA or comparable international agency to market products. In addition, the Company is obligated to pay royalties on its worldwide net sales revenue and a percentage of all revenues received from sublicensees.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


3. License and Research Agreements (Continued)

The Company also entered into a research agreement with the University to fund a study to be performed by the University for the development of the technology related to the Invention (the "Study") at approximately $220,000 per annum for the first three years. The Company, at its discretion may reduce the funding in the third year to no less than $100,000. Following the third year, the Company is obligated to spend a minimum of $500,000 per year on the development of the Invention until commercialized in the United States. If following the third year, the Company files for United States marketing approval through a Company sponsored NDA, the Company may elect to spend less than $500,000 per year on the development of the Invention during the period of time the NDA is under review by the FDA. The Research Agreement will continue until completion of the Study.

4. Equity Transactions

Common and Preferred Stock

Common stock issued for services in the years 1990 through 1994 were valued based on the value of the services provided.

In April 1995, in accordance with the terms of his resignation and related severance arrangements (see Note 8), the Former Officer returned 222,659 shares of common stock and options to purchase 125,000 shares of common stock. The common stock returned was valued at $.002 per share. The common stock and options returned were canceled.

In May 1995, in accordance with the terms of a settlement agreement (see Note
8), with a former officer and director of the Company, the Company agreed to release and relinquish any claim it may have on certain intellectual property, excluding the Product, in exchange for 393,236 shares of the Company's common stock owned by her and her family. The common stock was valued at $.002 per share and was canceled.

On September 13, 1995, the Company issued 804,979 shares of common stock to officers of the Company at $.002 per share.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


4. Equity Transactions (Continued)

Common and Preferred Stock (Continued)

On November 20, 1995, the Company issued an aggregate of 916,486 shares of common stock at $.002 per share to the University and the Scientist (see Note
3). In addition, on November 20, 1995, the Company issued, in aggregate, an additional 1,832,971 shares to a principal stockholder, a third party designated by the principal stockholder and an officer at $.002 per share.

At December 31, 1995, the Company was authorized to issue 5,000,000 shares of preferred of which 2,500,000 were designated as Series A preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the Series A preferred stockholders were entitled to receive, in preference to the holders of common stock, an amount per share of $1.43 (after deducting the amount payable pursuant to the sale of the Product amounting to $738,289) plus any declared but unpaid dividends (see Note 9).

In May 1996, the Company's authorized capital was increased to 50,000,000 shares of common stock, par value $.002 and 5,000,000 (of which 300,000 relates to Series B preferred stock ) shares of preferred stock $.01 par value.

Each share of Series B preferred stock is convertible at the option of the holder into common stock at an initial conversion price of $2. The initial conversion price is subject to adjustment, as defined. The Company has the right to require mandatory conversion if the closing price of the Company's common stock exceeds certain defined amounts. The Series B preferred stockholders are entitled to voting rights equivalent to the number of common shares into which their shares are convertible. The Series B preferred stockholders also are entitled to receive, in preference to the holders of common stock, an amount per share of $135 plus any declared but unpaid dividends

On March 24, 1996, the Company repurchased 155,802 shares of common stock previously issued to an officer at $.002 per share. The repurchased shares were canceled.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


4. Equity Transactions (Continued)

Stock Option Plan


In April 1992, the Board of Directors approved the 1992 Stock Option Plan (the "Plan"), which as amended, authorizes up to 875,000 shares of common stock for granting both incentive and nonqualified stock options to employees, directors, consultants, and members of the scientific advisory board of the Company. The exercise price and vesting period of the options are determined by the Board of Directors at the date of grant. Options may be granted up to ten years after the Plan's adoption date.

The following summarizes activity in the Plan:

                                                     Options
                                                    ---------


                 Balances at December 31, 1993         592,750
                 Canceled                              (40,000)
                                                      --------


                 Balances at December 31, 1994         552,750
                 Canceled                             (492,750)
                                                      --------

                 Balances at December 31, 1995          60,000
                                                      ========

All outstanding options were issued at an exercise price of $.60 per share. At December 31, 1995, options to purchase 35,556 shares of common stock were vested and exercisable and options to purchase 815,000 shares of common stock were available for grant.

Warrants

At June 30, 1996, the Company has issued warrants to purchase 161,469 (after adjusting for anti-dilution provisions) (June, July and September 1992), 15,500 (May 1993), and 180,000 (January, February and August 1995) shares of the Company's common stock at a price of $1.43, $5.50, and $.02 per share, respectively. These warrants are exercisable at any time, and expire in 1997, 1998 and 2006, respectively. In January and February 1996, the Company issued warrants to purchase 195,000 shares of the Company's common stock at a price of $.02 per share. Such warrants are exercisable at any time and expire in 2007. In June 1996, warrants to purchase 18,750 shares of common stock at $.02 per share were exercised.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


4. Equity Transactions (Continued)

Authorized but unissued shares of common stock were reserved for issuance at June 30, 1996 as follows:


 Convertible  Series  B  preferred  stock    12,959,900
     (Note 9)
 Stock option plan                              875,000
 Options issued to President (Note 7)           637,745
 Warrants to purchase common stock              533,219
 Warrants to purchase convertible  Series     1,290,990
     B preferred stock (Note 9)
                                           ------------
                                             16,296,854
                                           ============

5. Accounts Payable and Accrued Liabilities


Accounts payable and accrued liabilities consist of the following:

                         December 31            June 30
                             1995                1996

                                          (Unaudited)
 Professional fees             $ 55,238           $ 166,438
 Interest payable               102,474                   -
 Other                          117,032              71,891
                              ---------           ---------
                              $ 274,744           $ 238,329
                              =========           =========

6. Income Taxes

At December 31, 1995, the Company has net operating loss carryforwards of approximately $3,400,000, for federal income tax purposes that expire in varying amounts through the year 2010, if not utilized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities for federal income tax purposess are as follows:

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


6. Income Taxes (Continued)

                                            December 31    June 30

                                          1995              1996
                                          ----              ----
                                                         (Unaudited)
 Deferred tax assets:
     Net operating losses               $1,350,000       $ 1,430,000
     Capitalized start-up costs             50,000            35,000
                                            ------            ------
 Total deferred tax assets               1,400,000         1,465,000
 Deferred tax liabilities:
     Gain on sale of Product treated as
     an installment sale for income tax
     purposes                             (753,000)         (753,000)
                                          ---------         ---------

 Net deferred tax asset                    647,000           712,000
 Valuation allowance                      (647,000)         (712,000)
                                          ---------         ---------

 Net deferred tax assets                   $    --           $    --
                                          ========           =======

The valuation allowance at December 31, 1993 and 1994 was $850,000 and $1,161,000, respectively.

Under Section 382 of the Tax Reform Act of 1986, the Company's net operating loss carryforward could be subject to an annual limitation if it should be determined that a change in ownership of more than 50% of the value of the Company's stock occurred over a three-year period.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)

6. Income Taxes (Continued)

The following summary reconciles the federal statutory rate with the actual income tax provision (benefit):

                                              December 31            June 30
                                          1994         1995         1995         1996
                                        --------     --------     --------     --------
                                                                (Unaudited)   (Unaudited)

 Income taxes (benefit) at statutory
     rate                               $(266,000)  $ 469,000     $ (68,000)  $ (168,000)
 Loss for which no benefit was
     provided                             266,000          --        68,000      168,000

 Reduction in the valuation allowance
 primarily related to the utilization
     net operating loss carryforwards
                                               --    (469,000)           --           --
                                          -------    ---------    ----------  ----------

 Provision for income tax (benefit)         $  --        $ --          $ --        $  --
                                          =======    =========    ==========  ==========

7. Commitments

Leases

The Company leased office facilities on a month-to-month basis through April 1995. Rent expense amounted to approximately $34,000 and $10,000 for the years ended December 31, 1994 and 1995, respectively ($10,000 for the six months ended June 30, 1995).

Employment and Consulting Agreements

In May 1996, the Company entered into a letter agreement with its President and Chief Executive Officer (the "President") pursuant to which the President will receive an annual salary of $200,000 and a minimum annual bonus of $25,000 and an additional discretionary bonus of up to $175,000. In addition, the President received options to purchase 637,745 shares of common stock at $.50 per share. Such options vest at a rate of 1/16 per quarter over four years and are exercisable for a period of seven years. Because the fair value of the Company's common stock at the date of grant was determined to be $1 per share, the Company recorded $318,873 as deferred compensation. Such deferred compensation is being amortized over four years.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


7. Commitments (Continued)

Employment and Consulting Agreements (Continued)

Effective in June 1996, the Company entered into consulting agreements with the Scientist, a Director and a former officer. These agreements are for an initial term of three years through June 1999. Annual consulting fees payable pursuant to these agreements approximate $126,000.

In September 1996, the Company entered into letter agreements with its Chief Financial Officer (the "CFO") and Executive Vice President (the "Executive V.P.") pursuant to which these officers will receive annual salaries of $150,000 and $145,000, respectively, minimum annual bonuses of $25,000 each and additional discretionary bonuses of up to $125,000 and $83,750, respectively. In addition, these officers and an employee received options to purchase 455,000 shares of common stock at $.50 per share. Such options vest at a rate of 1/16 per quarter over four years and are exercisable for a period of seven years.

In October 1996, the Company entered into an agreement with an investment banker pursuant to which the investment bankers may, at the Company's request, perform certain investment banking and financial advisory services for the Company. In connection with this agreement, the investment bankers were granted warrants to purchase 100,000 shares of common stock at $3 per share.

8. Loans Payable and Related Party Transactions

On March 1, 1994, the Company entered into a line of credit agreement with a major stockholder. During 1994, the Company received $397,000 and repaid $190,000. There were no borrowings or repayments during 1995. Borrowings under this line of credit amounted to $207,000 at December 31, 1995 and bore interest at 2% above the prime rate. Borrowings under this line of credit were repaid in full in June 1996 (10.5% at December 31, 1995).

On November 16, 1994, the Company entered into a term loan with a financial institution and borrowed $389,000. The outstanding balance at December 31, 1995 was $50,000. The above major stockholder had assigned certain bank deposits as collateral for this borrowing. This borrowing which bore interest at the prime rate (8.5% at December 31, 1995) was repaid in June 1996.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


8. Loans Payable and Related Party Transactions (Continued)

In 1995, the Company obtained four separate bridge loans totaling $600,000 ($150,000 from related parties). The lenders also were granted warrants to purchase 150,000 shares of common stock at $.02 per share. In connection with these loans, the Company paid financing costs totaling $54,000 and, issued warrants to purchase 30,000 shares of common stock at $.02 per share, to the placement agent (the "Placement Agent"), a related party. The warrants were considered to have a de minimus value. These loans bore interest at 13% per annum and are payable in 12 months. Loans totaling $200,000 were paid in January and February 1996 and loans totaling $250,000 that were due in February 1996 were rolled over for another year through February 1997. However, all bridge loans were payable in full upon the closing of an initial public offering or private placement of the Company's stock, with gross proceeds in excess of $2,500,000. In addition, in January and February 1996, the Company obtained additional bridge loans totaling $400,000 ($300,000 from related parties) with interest payable at 13% per annum and, issued additional warrants to purchase 195,000 (32,500 to the Placement Agent) shares of common stock at $.02 per share in connection with the new bridge loans and the rollover of bridge loans. All bridge loans were repaid in June 1996.

In April 1995, in connection with his resignation, the Former Officer also received $75,000 (payable over a twelve-month period) and reimbursement of certain expenses. In May 1995, the Company entered into an agreement with an officer, director and principal stockholder of the Company upon her resignation from the Company. Under the terms of the agreement, the Company agreed to release and relinquish any claim the Company may have on intellectual property created by the former director prior to or during her term of employment with the Company, other than for the Product and, the former director returned all shares of common stock of the Company owned by her and her family.

On June 11, 1996, the Company entered into a financial advisory agreement with the Placement Agent, pursuant to which the Company will pay a monthly retainer of $4,000 for a minimum of twenty four-months, plus expenses and success fees.

                             AVAX Technologies, Inc.
                      (formerly Walden Laboratories, Inc.)
                          (a development stage company)

                    Notes to Financial Statements (continued)

 (Unaudited with respect to the six months ended June 30, 1995 and 1996 and for the period from January 12, 1990 (incorporation) to June 30, 1996)


9. Private Placement

Pursuant to the private placement in May and June 1996, the Company issued 258,198 shares of Series B convertible preferred stock. The preferred stockholders also received 258,198 shares of common stock. The total consideration was $25,819,800. The per share price allocated to common stock and Series B Preffered Stock was $1 and $99, respectively. The series B preferred stock is convertible into 12,959,900 shares of common stock. In connection with the private placement, the Company paid $3,357,000 as commission and non-accountable expenses to the placement agent, a related party and, issued 1,000 shares of common stock and 1,000 shares of Series B convertible preferred stock as consideration for legal services valued at $100,000. In addition, the placement agent received warrants to purchase 25,819.8 shares of convertible Series B preferred stock at an exercise price of $110 per share. Such warrants are exercisable until June 15, 2006. Other share issuance expenses amounted to $115,397.

At the second closing of the private placement on June 11, 1996, the 643,750 shares of Series A preferred stock were automatically converted to 643,750 shares of common stock. Notwithstanding such conversion, holders of the Series A preferred stock will receive pro-rata, 95.85% of shares of common stock of IPI valued at $2,400,000 receivable by the Company (See Note 2). Because the Company will be able to pay its indebtedness from the proceeds of the private placement, the amount payable to the Series A preferred stockholders was increased to $2,014,743 (95.85% of the discounted net present value of the Stock receivable) at June 30, 1996.

================================================================================

     No dealer, salesman or any other person has been authorized to give information or to make nay representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it related or an offer to sell, or a solicitation of an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              --------------------

                 TABLE OF CONTENTS

PROSPECTUS SUMMARY...................................3
COMPANY SUMMARY......................................3
OFFERING SUMMARY.....................................5
SUMMARY OF FINANCIAL DATA............................6
RISK FACTORS.........................................7
USE OF PROCEEDS.....................................18
DIVIDEND POLICY.....................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND PLAN OF OPERATIONS..........20
BUSINESS............................................22
MANAGEMENT..........................................29
CERTAIN TRANSACTIONS................................35
PRINCIPAL STOCKHOLDERS..............................37
DESCRIPTION OF SECURITIES...........................39
SELLING SECURITYHOLDERS.............................45
SHARES ELIGIBLE FOR FUTURE SALES....................52
PLAN OF DISTRIBUTION................................53
EXPERTS.............................................54
LEGAL COUNSEL.......................................54
ADDITIONAL INFORMATION..............................54
FINANCIAL STATEMENTS ..............................F-1

================================================================================

                       14,885,088 Shares of Common Stock

                            AVAX TECHNOLOGIES, INC.

                                  Common Stock


                                ----------------
                                   PROSPECTUS
                                November 8, 1996
                                ----------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("Section 145") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Seven of the Company's Certificate of Incorporation provides that the Corporation shall indemnify and advance expenses to its directors ands officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Article Nine of the Company's Certificate of Incorporation provides that the liability of its directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Article V, Section 1 of the Company's By-Laws provides for mandatory indemnification of its directors to the fullest extent authorized by the Delaware General Corporation Law. Article V, Section 2 of the Company's By-Laws provides for prepayment of expenses incurred by its directors to the fullest extent permitted by, and only in compliance with, the Delaware General Corporate Law. Article V, Section 6 of the Company's By-Laws provides for permissive indemnification of its officers, employees and agents if and to the extent authorized by the Board of Directors in compliance with the Delaware General Corporation Law. These provisions in the Certificate of Incorporation and the By-Laws do not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Reference is made to Section 5.7 of the Subscription Agreements of the Series B Offering (Exhibit 4.6), Section 5(a) of the Series B Placement Warrants (Exhibit 4.12), Section 6(e) of the Bridge Placement Warrants (Exhibit 4.7) and Section 11 of the Meyerson Warrants (Exhibit 4.13) indemnifying against certain liabilities of certain of the Company's stockholders or Paramount Capital, Inc., a company wholly owned by a substantial shareholder of the Company, Lindsay A. Rosenwald, M.D. In addition, the Company has obtained liability insurance for its directors and officers.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of securities being registered. The following table includes costs and expenses relating to securities being registered for resale by certain securityholders, all which amounts will be paid by the Company. All amounts are estimates except the SEC registration fee and the Nasdaq filing fees.


SEC Registration fee...............................   $15,398.36
Nasdaq filing fee..................................    10,000.00
Printing and engraving.............................    25,000.00
Legal fees and expenses of the Company.............   150,000.00
Accounting fees and expenses.......................    20,000.00
Blue sky fees and expenses.........................    20,000.00
Transfer agent fees and expenses...................    15,000.00
Miscellaneous......................................    44,601.64
                                                     -----------
      Total........................................  $300,000.00
                                                     ===========

         Item 26.  Recent Sales of Unregistered Securities

     In the last three years, the Company has issued and sold the following securities (as adjusted to reflect a two-for one reverse stock split effected on March 26, 1996):


     1. On May 11, 1996 and June 15, 1996 (the "Closing Dates"), the Company consummated a private placement of an aggregate of approximately $25,900,000 of shares ("Units") of Series B Preferred Stock and Common Stock (the "Series B Offering"). The issuance of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

          The offer and sale of Units were conducted through the Company's Placement Agent (as defined below). In offering the Units, the Placement Agent confined its actions to activities sanctioned by Regulation D and did not engage in any form of general advertising or general solicitation in offering the Units. All investors of the Units represented to the Company that they were accredited investors and the Company had no reason to believe that such investors were not accredited investors. The Closing Dates were the only dates that the Company sold Units, and the Company timely filed a Form D (or amended Form D, as the case may be) on each of the Closing Dates. Each of the purchasers of the Units represented their intentions to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. The purchasers in such offering of Units were all the Selling Securityholders listed as such in the Registration Statement except for James D. Wolfensohn, Seymour Buehler and William J. Vanden Heuvel.

     2. In connection with services rendered by Paramount Capital, Inc., as placement agent in the offering (the "Placement Agent"), the Company issued to the Placement Agent or its designees warrants to purchase an aggregate of approximately 25,820 shares of Series B Preferred Stock. The issuance of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on
          Section 4(2)
          thereof and Rule 506 of Regulation D promulgated thereunder. Each of such recipients had the sophistication, knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment in the Company, and had access to information, and the opportunity prior to its investment to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions.

     3. On November 20, 1995, the Company entered into a License Agreement (the "TJU License Agreement') with Thomas Jefferson University ("TJU") pursuant to which TJU licensed to the Company certain patent and patent applications relating to a process for the modification of a patient's own tumor cells into a cancer vaccine (the "TJU License"). Pursuant to the TJU License Agreement, the Company issued 458,243 shares of Common Stock at a price of $.002 per share to each of TJU and Dr. David Berd, TJU's chief oncologist and the inventor of its cancer vaccine. In the stock subscription agreements ("Subscription Agreements") entered into by the Company, TJU and Dr. Berd on November 20, 1995, relating to the issuance of Common Stock to each of TJU and Dr. Berd, each of TJU and Dr. Berd represented, among other things, to the Company the following: that (i) it acquired the Common Stock for investment purposes only and not for resale for an indefinite period of time for its own account; (ii) it had such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it had the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and (iv) it had access to information, and the opportunity prior to its purchase of the Common Stock to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. Also, as stated in the Subscription Agreements, the share certificates issued in connection with the above issuance of Common Stock had endorsed thereon legends regarding restrictions on the transfer of the Common Stock. Because of, among other things, the foregoing, the issuances of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof.

     4. The Castle Group, LLC ("The Castle Group") which may be deemed an affiliate of both the Company and the Placement Agent, identified, negotiated and acquired for the Company the TJU License. In connection therewith, The Castle Group and/or its designees were granted 916,486 of Common Stock of the Company at a price of $.002 per share pursuant to an Engagement & Technology Acquisition Agreement dated October 20, 1995 between The Castle Group and the Company. In the stock subscription agreements ("Castle Subscription Agreements") entered into by the Company, The Castle Group and its designees in September, 1995, relating to the Common Shares issued to each of The Castle Group and its designees, each of them represented, among other things, to the Company the following: that (i) it acquired the Common Stock for investment purposes only and not for resale for an indefinite period of time for its own account; (ii) that each of The Castle Group and its designees had such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it had the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and
          (iv) it had access to information, and the opportunity prior to its purchase of the Common Stock to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. Also, as stated in the Subscription Agreements, the share certificates issued in connection with the above issuance of Common Stock had endorsed thereon legends regarding restrictions on the transfer of the Common Stock. Because of the foregoing, the issuances of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuances were transactions not involving a public offering. In addition, each of the recipients of securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and conform to appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.


     5. In 1995 and 1996, the Company pursuant to certain bridge financing transactions issued to only nine persons or entities ("Warrant Holders") (i) bridge notes aggregating $1,000,000 and (ii) warrants to purchase an aggregate of 312,500 shares of Common Stock at an exercise price of $.002 per share. In June 1996, such bridge notes were paid by the Company and all the warrants were exercised by the holders thereof. In connection with services rendered as the placement agent of the bridge financing, Paramount Capital, Inc. was issued warrants to purchase 62,500 shares of Common Stock at an exercise price of $.002 per share. In connection with the issuances of the Warrants and the Placement Warrants, it represented, among other things, the following: that (i) it acquired the Common Stock for investment only and not for resale for an indefinite period for its own account; (ii) it had such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it had the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; and (iv) it had access to information, and the opportunity prior to its purchase of the Common Stock to ask questions of and receive answers from representatives of the Company, in each case concerning the finances, operations and business of the Company. Also, as stated in the Subscription Agreements, the share certificates issued in connection with the above issuance of Common Stock had endorsed thereon legends regarding restrictions on the transfer of the Common Stock. The issuances of the above referenced securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof because such issuances were transactions not involving a public offering.

     6. On October 24, 1996, the Company entered into an agreement with M. H. Meyerson & Co., Inc. ("Meyerson"), pursuant to which Meyerson may perform certain investment banking and financial advisory services on a non-exclusive basis for the Company (the "Investment Banking Agreement"). Pursuant to the Investment Banking Agreement, the Company granted to Meyerson warrants to purchase an aggregate of 100,000 shares of Common Stock of the Company at an exercise price of $3.00 per share. The issuance of the Meyerson Warrants were deemed to be exempt from registration under the Securities Act in reliance on
          Section 4(2) thereof because such issuances were transactions not involving a public offering. In addition, Meyerson represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. Meyerson had adequate access, through its negotiations with the Company of the terms of the Investment Banking Agreement, to information about the Company.

Item 27.  Exhibits and Financial Statement Schedules

      Exhibit No.                   Description
      -----------                   -----------

     *2.1      Asset Purchase Agreement dated December 27, 1995, by and between the Registrant, InterNuria, Inc. and Interneuron Pharmaceuticals,
               Inc.
     *3.1      Certificate of Incorporation of the Registrant, as amended to date.
     *3.2      By-laws of the Registrant, as amended to date.
     *4.1      Reference is made to Exhibits 3.1 and 3.2.
     *4.2      Specimen of Common Stock certificate.
     *4.3      Specimen of Series B Convertible Preferred Stock certificate.
     *4.4      Investors' Rights Agreement dated November 20, 1995, by and between the Registrant and certain investors.
     ***4.5    Certificate of Elimination of the Series A Preferred Stock
     **4.6     Form of Subscription Agreement, by and between the Registrant and certain purchasers of Series B Preferred Stock and Common Stock.
     *4.7      Form of Placement Warrant Relating to the Bridge Financing.
     *4.8      Warrant for the Purchase of Shares of Common Stock No. 1 dated
               June 26, 1992, by and between the Registrant and certain investors.
     *4.9      Warrant for the Purchase of Shares of Common Stock No. 2 dated
               June 26, 1992, by and between the Registrant and certain investors.
     *4.10     Warrant for the Purchase of Shares of Common Stock No. 3 dated
               July 23, 1992, by and between the Registrant and certain investors.
     *4.11     Warrant for the Purchase of Shares of Common Stock No. 4 dated
               September 2, 1992, by and between the Registrant and certain investors.
     *4.12     Form of Placement Warrant Relating to Offering of Series B
               Placement Warrants.

     ****4.13 Meyerson Investment Banking Agreement and Common Stock Warrants dated October 24, 1996, by and between the Registrant and M.H. Meyerson & Co., Inc.

     5.1       Opinion of Roberts, Sheridan & Kotel, a Professional Corporation.

      10.1     Reference is made to Exhibit 2.1.

     *+10.2    Clinical Study and Research Agreement dated November 20, 1995, by and between the Registrant and Thomas Jefferson University.
     *10.3     The Registrant's 1992 Stock Option Plan.
     *10.4     Letter of Employment dated May 17, 1996, between the
               Registrant and Dr. Jeffrey M. Jonas.

      Exhibit No.                   Description
      -----------                   -----------

     *10.5     Employment Agreement dated August 19, 1991, between the
               Registrant and Dayne R. Myers, as amended.
     *10.6     Consulting Agreement dated February 22, 1996, between the
               Registrant and Dr. Carl Spana.
     *10.7     Scientific Advisory Board Agreement dated March 25, 1996, between the Registrant and Dr. Jerry Weisbach.
     *10.8     Consulting Agreement dated May 9,1996, between the Registrant and
               Dr. David Berd.
     *10.9     Financial Advisory Agreement dated June 12, 1996, by and between the Registrant and Paramount Capital, Inc.
     *+10.10   License Agreement dated November 20, 1995, by and between the
               Registrant and Thomas Jefferson University.
     ***10.11  Letter of Employment dated September 13, 1996, between the
               Registrant and David L. Tousley.
     ***10.12  Letter of Employment dated September 13, 1996, between the
               Registrant and Ernest W. Yankee, Ph.D.
     ***11.1   Statement Concerning Computation of Per Share Earnings.
     *20.1     Stockholder Information Statement of the Registrant dated June
               15, 1995.
     23.1      Consent of Roberts, Sheridan & Kotel, a Professional Corporation.
               Reference is made to Exhibit 5.1.
     23.2      Consent of Ernst & Young LLP, Independent Auditors.
     */**24.1  Power of Attorney. Reference is made to the Signature Page to the
               Registration Statement.

     ****27.1  Financial Data Schedule.


* Previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.

** Previously filed with Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission in September 23, 1996 and which superseded such exhibit as previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.
*** Previously filed with Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission on September 23, 1996.
**** Previously filed with Amendment No. 2 to the Registration Statement on Form
     SB-2 filed with the Commission on November 6, 1996.

+ Confidential treatment requested as to certain portions of these exhibits. Such portions have been redacted.

Item 28.  Undertakings

     The Company hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that it will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of November, 1996.


                                          AVAX TECHNOLOGIES, INC.

                                          By:    /s/ Michael S. Weiss
                                                ----------------------
                                                Michael S. Weiss
                                                Secretary and Director

In accordance with the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             Signature                Name & Title                Date
             ---------                ------------                ----


     /s/ Jeffrey Jonas, M.D.*      Jeffery Jonas, M.D.       November 8, 1996
                                   President, Chief
                                   Executive
                                   Officer and Director

       /s/ David L. Tousley*       David L. Tousley          November 8, 1996
                                   Chief Financial Officer
                                   (Principal Financial
                                   Officer)

      /s/ Edson D. de Castro*      Edson D. de Castro        November 8, 1996
                                   Director

/s/ John K. A. Prendergast, Ph.D.* John K. A. Prendergast,   November 8, 1996
                                   Ph.D. Director

      /s/ Carl Spana, Ph.D.*       Carl Spana, Ph.D.         November 8, 1996
                                   Director

       /s/ Michael S. Weiss        Michael S. Weiss          November 8, 1996
                                   Secretary and Director



*By:  /s/ Michael S. Weiss
     ---------------------
     Michael S. Weiss
     Attorney-in-Fact

                                  EXHIBIT INDEX


      Exhibit No.                   Description
      -----------                   -----------

     *2.1      Asset Purchase Agreement dated December 27, 1995, by and between the Registrant, InterNuria, Inc. and Interneuron Pharmaceuticals,
               Inc.
     *3.1      Certificate of Incorporation of the Registrant, as amended to date.
     *3.2      By-laws of the Registrant, as amended to date.
     *4.1      Reference is made to Exhibits 3.1 and 3.2.
     *4.2      Specimen of Common Stock certificate.
     *4.3      Specimen of Series B Convertible Preferred Stock certificate.
     *4.4      Investors' Rights Agreement dated November 20, 1995, by and between the Registrant and certain investors.
   ***4.5      Certificate of Elimination of the Series A Preferred Stock
    **4.6      Form of Subscription Agreement, by and between the Registrant and certain purchasers of Series B Preferred Stock and Common Stock.
     *4.7      Form of Placement Warrant Relating to the Bridge Financing.
     *4.8      Warrant for the Purchase of Shares of Common Stock No. 1 dated
               June 26, 1992, by and between the Registrant and certain investors.
     *4.9      Warrant for the Purchase of Shares of Common Stock No. 2 dated
               June 26, 1992, by and between the Registrant and certain investors.
     *4.10     Warrant for the Purchase of Shares of Common Stock No. 3 dated
               July 23, 1992, by and between the Registrant and certain investors.
     *4.11     Warrant for the Purchase of Shares of Common Stock No. 4 dated
               September 2, 1992, by and between the Registrant and certain investors.
     *4.12     Form of Placement Warrant Relating to Offering of Series B
               Placement Warrants.

  ****4.13 Meyerson Investment Banking Agreement and Common Stock Warrants dated October 24, 1996, by and between the Registrant and M.H. Meyerson & Co., Inc.

      5.1      Opinion of Roberts, Sheridan & Kotel, a Professional Corporation.

     10.1      Reference is made to Exhibit 2.1.

   *+10.2      Clinical Study and Research Agreement dated November 20, 1995, by and between the Registrant and Thomas Jefferson University.
    *10.3      The Registrant's 1992 Stock Option Plan.
    *10.4      Letter of Employment dated May 17, 1996, between the
               Registrant and Dr. Jeffrey M. Jonas.

      Exhibit No.                   Description
      -----------                   -----------

    *10.5      Employment Agreement dated August 19, 1991, between the
               Registrant and Dayne R. Myers, as amended.
    *10.6      Consulting Agreement dated February 22, 1996, between the
               Registrant and Dr. Carl Spana.
    *10.7      Scientific Advisory Board Agreement dated March 25, 1996, between the Registrant and Dr. Jerry Weisbach.
    *10.8      Consulting Agreement dated May 9,1996, between the Registrant and
               Dr. David Berd.
    *10.9      Financial Advisory Agreement dated June 12, 1996, by and between the Registrant and Paramount Capital, Inc.
   *+10.10     License Agreement dated November 20, 1995, by and between the
               Registrant and Thomas Jefferson University.
  ***10.11     Letter of Employment dated September 13, 1996, between the
               Registrant and David L. Tousley.
  ***10.12     Letter of Employment dated September 13, 1996, between the
               Registrant and Ernest W. Yankee, Ph.D.
  ***11.1      Statement Concerning Computation of Per Share Earnings.
    *20.1      Stockholder Information Statement of the Registrant dated June
               15, 1995.
     23.1      Consent of Roberts, Sheridan & Kotel, a Professional Corporation.
               Reference is made to Exhibit 5.1.
     23.2      Consent of Ernst & Young LLP, Independent Auditors.
 */**24.1      Power of Attorney. Reference is made to the Signature Page to the
               Registration Statement.

 ****27.1      Financial Data Schedule.


* Previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.

** Previously filed with Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission in September 23, 1996 which superseded such exhibit as previously filed with the Registration Statement on Form SB-2 filed with the Commission on August 1, 1996.
*** Previously filed with Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Commission on September 23, 1996.
**** Previously filed with Amendment No. 2 to the Registration Statement on Form
     SB-2 filed with the Commission on November 6, 1996.

+ Confidential treatment requested as to certain portions of these exhibits. Such portions have been redacted.